EMPLOYEES' RETIREMENT PLAN OF EASTERN
              UTILITIES ASSOCIATES AND ITS AFFILIATED COMPANIES(1)

                              Amended and Restated
                            Effective January 1, 1989

                                                         Execution Copy

                                                         December, 1994


(1) Prior to January 1, 1991 this Plan was known as the Employees' Retirement Plan of Eastern Utilities Associates and Its Subsidiary Companies.

                                 TABLE OF CONTENTS


PREAMBLE

                                                                  Section
ARTICLE I     DEFINITIONS

             "Accrued Benefit"                                      1.1
             "Active Participant"                                   1.2
             "Actuarial Equivalent"                                 1.3
             "Actuary"                                              1.4
             "Affiliated Employer"                                  1.5
             "Annuity Starting Date"                                1.6
             "Authorized Leave of Absence"                          1.7
             "Average Earnings"                                     1.8
             "Beneficiary"                                          1.9
             "Board"                                                1.10
             "Code"                                                 1.11
             "Contingent Annuitant"                                 1.12
             "Credited Service" or "Years of Credited Service"      1.13
             "Early Retirement Date"                                1.14
             "Earnings"                                             1.15
             "Effective Date"                                       1.16
             "Employee"                                             1.17
             "Employer"                                             1.18
             "Employment Date"                                      1.19
             "ERISA"                                                1.20
             "Fiduciary"                                            1.21
             "Fund", "Trust" or "Trust Fund"                        1.22
             "Group Annuity Contract"                               1.23
             "Hour of Service"                                      1.24
             "Inactive Participant"                                 1.25
             "Normal Form"                                          1.26
             "Normal Retirement Age"                                1.27
             "Normal Retirement Date"                               1.28
             "One Year Break in Service"                            1.29
             "Parental Absence"                                     1.30
             "Participant"                                          1.31
             "Participating Employer"                               1.32
             "Plan"                                                 1.33
             "Plan Year"                                            1.34
             "Postponed Retirement Date"                            1.35
             "Prior Participant Account"                            1.36
             "Reemployment Date"                                    1.37
             "Retired Participant"                                  1.38
             "Retirement Annuity"                                   1.39
             "Retirement Benefit"                                   1.40
             "Retirement Board"                                     1.41
             "Service Termination Date"                             1.42
             "Social Security Benefit"                              1.43
             "Spouse"                                               1.44
             "Trust"                                                1.45
             "Trustee"                                              1.46
             "Year of Eligibility Service"                          1.47
             "Year of Vesting Service"                              1.48


ARTICLE II    SERVICE AND PARTICIPATION

              Eligibility Requirements                              2.1
              Years of Service                                      2.2
              Years of Credited Service                             2.3
              Postponed Retirement or Reemployment After
                 Benefits Commence                                  2.4
              Suspension of Benefits                                2.5

              Service With a Former Employer                        2.6
              Service With Newport Electric Corporation             2.7
              Transfers                                             2.8


ARTICLE III   NORMAL RETIREMENT BENEFIT

              Normal Retirement Benefit                             3.1
              Minimum Accrued Benefit                               3.2
              Maximum Benefit                                       3.3
              Continuing Employment                                 3.4


ARTICLE IV    EARLY RETIREMENT DATE AND EARLY RETIREMENT BENEFIT

              Early Retirement Date                                 4.1
              Early Retirement Benefit                              4.2
              Minimum Benefit                                       4.3


ARTICLE V     POSTPONED RETIREMENT DATE AND
                 POSTPONED RETIREMENT BENEFIT

              Postponed Retirement Date                             5.1
              Postponed Retirement Benefit                          5.2
              Death Prior to Postponed Retirement Date              5.3
              Death Following Commencement of
                 Retirement Benefit                                 5.4


ARTICLE VI    TERMINATION OF EMPLOYMENT

              Non-Vested Termination                                6.1
              Vested Termination                                    6.2
              Early Payment                                         6.3
              Prior Participant Account                             6.4


ARTICLE VII    DEATH BENEFITS

              Surviving Spouse Benefit For Death Occurring
                 On or After Early Retirement Date                  7.1
              Pre-Retirement Surviving Spouse Benefit
                 For Death of Active or Inactive Participant
                 Occurring Before Age 55                            7.2
              Death Benefits After Retirement Benefits
                 Have Commenced                                     7.3


ARTICLE VIII   PAYMENT OF RETIREMENT BENEFITS

               Automatic Payment Forms                              8.1
               Election of Optional Forms                           8.2
               Joint and Survivor Option                            8.3
               Life Annuity Option                                  8.4
               General Provisions                                   8.5

               Involuntary Cash-Out Provision                       8.6
               Restrictions on Distributions                        8.7
               Increased Payments With Respect to
                  Certain Retired Members                           8.8


ARTICLE IX    RETIREMENT BOARD

              Responsibility for Plan and Trust Administration      9.1
              Retirement Board                                      9.2
              Agents of the Retirement Board                        9.3
              Retirement Board Procedures                           9.4
              Administrative Powers of the Retirement Board         9.5

              Benefit Claims Procedures                             9.6
              Certification of Benefits                             9.7
              Designation of Actuary                                9.8
              Reliance on Reports and Certificates                  9.9
              Other Retirement Board Powers and Duties              9.10

              Compensation of Retirement Board                      9.11
              Member's Own Participation                            9.12
              Liability of Retirement Board Members                 9.13
              Indemnification                                       9.14


ARTICLE X     FUNDING AND CONTRIBUTIONS

              Establishment of Fund                                10.1
              Contribution to the Fund; Plan Expenses              10.2
              Contributions Conditional                            10.3
              Employee Contributions                               10.4


ARTICLE XI    FIDUCIARY RESPONSIBILITIES

              Basic Responsibilities                               11.1
              Actions of Fiduciaries                               11.2
              Fiduciary Liability                                  11.3


ARTICLE XII   AMENDMENT AND TERMINATION

              Right to Amend or Terminate                          12.1
              Partial Termination                                  12.2
              Vesting and Distribution of Funds Upon Termination   12.3
              Determination of Funds Upon Termination              12.4
              Restriction on Benefits                              12.5
              Right to Accrued Benefits                            12.6

ARTICLE XIII  GENERAL PROVISIONS

              Plan Voluntary                                       13.1
              Payments to Minors and Incompetents                  13.2
              Non-Alienation of Benefits                           13.3
              Evidence of Survival                                 13.4
              Use of Masculine and Feminine; Singular and Plural   13.5
              Merger, Consolidation, or Transfer                   13.6
              Leased Employees                                     13.7
              Construction of Agreement                            13.8

ARTICLE XIV   TOP HEAVY PROVISIONS

              General Rule                                         14.1
              Vesting Provisions                                   14.2
              Minimum Benefit Provisions                           14.3
              Limitation on Benefits                               14.4
              Top-heavy Plan Definition                            14.5
              Key Employee                                         14.6
              Non-Key Employee                                     14.7

ADDENDUM

                                     PREAMBLE

Effective January 1, 1957, Eastern Utilities Associates (the "Employer") established a defined benefit retirement plan referred to as the Employees' Retirement Plan of Eastern Utilities Associates and Its Subsidiary Companies (the "Plan"). The Plan has been amended from time to time thereafter and is now being amended and restated effective January 1, 1989. The Plan is intended to provide Eligible Employees with periodic income after retirement. A Trust Agreement (the "Trust") has been adopted by the Employer and forms a part of this Plan.

Effective December 31, 1990, this Plan was merged into the Newport Electric Corporation Pension Plan, the merged plan being known as the Employees' Retirement Plan of Eastern Utilities Associates and Its Affiliated Companies. The provisions of the Plan, including the Addendum attached hereto, shall govern the participation of Employees of both Eastern Utilities Associates and Newport Electric Corporation.

It is intended that the Plan, as amended and restated herein, will continue to meet the requirements for qualification under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") as amended from time to time and that the Trust shall continue to be exempt from taxation as provided under Code Section 501(a). As such, the Plan contains provisions required by the Tax Reform Act of 1986 and other pertinent laws and regulations.

Except as otherwise specifically and expressly provided herein:

(a) the provisions of this Plan shall apply only to individuals who are Eligible Employees after December 31, 1988;

(b) a former Employee's eligibility for and amount of benefits, if any, payable to or on behalf of such former Employee, shall be determined in accordance with the provisions of the Plan in effect when his employment terminated. The benefit payable to or on behalf of a Participant included under the Plan in accordance with the following provisions shall not be affected by the terms of any amendment to the Plan adopted after such Participant's employment terminates, unless the amendment expressly provides otherwise.

                                    ARTICLE I
                                   DEFINITIONS


The following words and phrases when used in the Plan shall have the meanings indicated in this Article I unless a different meaning is plainly required by the context:

1.1       "Accrued Benefit" shall mean the amount of monthly Retirement Benefit determined under Article III payable in the Normal Form beginning at a Participant's Normal Retirement Date or, if applicable, beginning on his Postponed Retirement Date and determined in accordance with
           Article V.

           The Accrued Benefit shall not be less than the minimum amount determined under Section 3.2.

1.2       "Active Participant" shall mean an Eligible Employee who has become covered under the Plan under Section 2.1(a) or (c).

1.3       "Actuarial Equivalent" shall mean a benefit of equivalent value to another benefit, determined on the following bases and subject to the factors set forth in Appendix A:

          (a) for lump sum payments made pursuant to Section 6.4 or 8.6, the applicable mortality rate under the UP 1984 Mortality Table and the interest rate, either immediate or deferred, which would be used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a benefit on plan termination and which is in effect on the first day of the Plan Year in which the distribution takes place;

          (b)  for all other purposes:

       (i) Mortality: 1971 TPF&C Forecast Mortality with a six-year age setback (ii)Interest: 8% annual

1.4       "Actuary" shall mean an actuary who meets the standards and qualifications established by the Joint Board for the Enrollment of Actuaries, or an actuarial firm that employs such individuals, as selected by the Retirement Board from time to time.

1.5       "Affiliated Employer" shall mean any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

1.6       "Annuity Starting Date" shall mean the first day of the first period for which a benefit is payable to the Participant (or to the Spouse in the case of death before Retirement Benefits commence) under the Plan.

1.7       "Authorized Leave of Absence" shall mean any absence authorized by an
           Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances are treated alike in the granting of such Authorized Leave of Absence, and provided further that the Participant returns or retires within the period specified in the Authorized Leave of Absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Employer or an Affiliated Employer within the period provided by such law.

1.8       "Average Earnings" shall mean, on any date of determination, the average of a Participant's Earnings for the 60 (48 effective July 1, 1992) consecutive calendar months of employment in the 120-month period ending on the date of determination for which his aggregate Earnings were the highest. In the case of a Participant who has not received Earnings for 60 (48 effective July 1, 1992) consecutive calendar months of employment in the aforementioned 120-month period, Average Earnings means the average of his Earnings during all of his months of employment during such 120-month period, not to exceed a total of 60 (48 effective July 1, 1992) months.

          Notwithstanding the foregoing, a Participant's Accrued Benefit shall be determined on the basis of Average Earnings as calculated in (a) or (b) below, whichever results in the greater benefit:

          (a) The Accrued Benefit shall be determined on the basis of a Participant's Average Earnings, as limited pursuant to Section 1.15, as of his termination of employment; or

          (b)  The Accrued Benefit shall be equal to (i) plus (ii) below where:

               (i) is the Participant's Accrued Benefit determined as of December 31, 1988, without regard to the Earnings limitation set forth in Section 1.15; and

               (ii) is the Participant's Accrued Benefit for periods of service after December 31, 1988, with his Earnings for such periods subject to the limitations set forth in
                     Section 1.15.

1.9       "Beneficiary" shall mean the individual designated by a Participant to receive payments upon the death of the Participant prior to his retirement, subject to the spousal consent requirements set forth in
           Section 8.5(c). Death benefits which become payable under Article VII before Retirement Benefits may only be paid to a Participant's Spouse.

1.10      "Board" shall mean the Board of Trustees of Eastern Utilities
           Associates.

1.11      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any regulations issued thereunder. Reference to any Code Section shall include any successor provision thereto.

1.12      "Contingent Annuitant" shall mean the person designated by the
           Participant to receive lifetime monthly benefit payments in the event of the Participant's death after Retirement Benefits have started as provided under the joint and survivor payment forms in
           Section 8.3. If the Participant is married on the date Retirement Benefits are to commence, the Contingent Annuitant is his Spouse, unless a waiver meeting the requirements of Section 8.5(c) provides for the designation of a Contingent Annuitant who is not the Spouse.

1.13      "Credited Service" or "Years of Credited Service" shall mean the
           Participant's period of service determined in accordance with
           Article II.

1.14      "Early Retirement Date" shall mean the date on which a Participant becomes eligible to retire with an early retirement benefit under the Plan, as determined in accordance with Article IV.

1.15      "Earnings" shall mean with respect to any Plan Year the regular basic remuneration paid to the Employee by the Employer for services rendered plus any pre-tax contributions made at the Participant's election to a qualified cash or deferred arrangement as defined in Code Section 401(k) or a cafeteria plan as defined in Code Section 125 sponsored by the Employer or a Participating Employer. Earnings shall exclude any pay for overtime and any bonuses or special pay, or the Employer's cost for any public or private employee benefit plan including this Plan.

          Effective for Plan Years commencing after December 31, 1988, Earnings shall not include any amount in excess of $200,000, or such higher amount ($150,000 for Plan Years beginning on or after January 1, 1994) as permitted under Code Section 401(a)(17) and regulations thereunder.

          In determining the Earnings of an Employee for purposes of the Code
          Section 401(a)(17) limitation, the rules of Code Section 414(q) shall apply; provided, however, that in applying such rules the term "family" shall include only the Spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan Year. If the Earnings of the Employee exceeds the Code Section 401(a)(17) limitation, then the Code Section 401(a)(17) limitation shall be pro rated among the Earnings of the Employee and his family (as determined under this Section prior to the application of the Code Section 401(a)(17) limitation) in proportion to each such individual's Earnings (as determined under this Section prior to the application of the Code Section 401(a)(17) limitation).

1.16      "Effective Date" shall mean January 1, 1989 for this restatement.
           The original effective date of the Plan is January 1, 1957.

1.17      "Employee" shall mean a common-law employee of the Employer or an
           Affiliated Employer.

1.18      "Employer" shall mean Eastern Utilities Associates, a voluntary association formed under a Declaration of Trust dated April 2, 1928, as amended, under the laws of the Commonwealth of Massachusetts, or its successor or successors.

1.19      "Employment Date" shall mean the first day on which an Employee is credited with an Hour of Service.

1.20      "ERISA" shall mean the Employee Retirement Income Security Act of
           1974 as amended from time to time. References to any section of ERISA shall include any successor provision thereto.

1.21      "Fiduciary" shall mean any person who exercises any discretionary authority or discretionary control respecting the management of the Plan, assets held under the Plan, or disposition of Plan assets; who renders investment advice for a fee or other compensation, direct or indirect, with respect to assets held under the Plan or has any authority or responsibility to do so; or who has any discretionary authority or discretionary responsibility in the administration of the Plan. Any person who exercises authority or has responsibility of a fiduciary nature as described above shall be considered a Fiduciary under the Plan.

1.22      "Fund", "Trust" or "Trust Fund" shall mean the cash and other investments of the Plan, and income attributable thereto, held and administered by the Trustee in accordance with the Trust Agreement.

1.23      "Group Annuity Contract" shall mean the group annuity contract issued by John Hancock Mutual Life Insurance Company to Fall River Electric Light Company with respect to certain Employees of the Fall River Electric Light Company who are now Employees of Eastern Edison Company, the group annuity contract issued by The Equitable Life Assurance Society of the United States to Brockton Edison Company with respect to certain Employees of Brockton Edison Company who are now Employees of Eastern Edison Company, the group annuity contract issued by The Equitable Life Assurance Society of the United States to Montaup Electric Company with respect to certain Employees of Montaup Electric Company, the group annuity contract issued by The Equitable Life Assurance Society of the United States to Blackstone Valley Gas and Electric Company with respect to certain Employees of Blackstone Valley Electric Company, and the group annuity contract issued by State Mutual Life Assurance Company with respect to certain Employees of Newport Electric Corporation.

1.24      "Hour of Service" shall mean:
          (a) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer and any Affiliated Employer for the performance of duties;

          (b) Each hour for which an individual is directly or indirectly paid or entitled to payment by the Employer and any Affiliated Employer (including payments made or due from a trust fund or insurer to which the Employer or Affiliated Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to periods of vacation, holidays, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, provided that:

               (i) No more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties; and

               (ii) Hours of Service shall not be credited under this paragraph (b) to an Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee or which is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws; and

          (c) Each hour not already included under paragraph (a) or (b) above for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or by an Affiliated Employer, provided that crediting of Hours of Service under this paragraph with respect to periods described in paragraph (b) above shall be subject to the limitation therein set forth.

          The number of Hours of Service to be credited under paragraph (b) or
          (c) above on account of a period during which an Employee performs no duties, and the Plan Years to which Hours of Service shall be credited under paragraphs (a), (b), or (c) above shall be determined by the Retirement Board in accordance with Sections 2530.200b-2(b) and (c) of the Regulations of the U.S. Department of Labor.

          To the extent not credited above, Hours of Service shall also be credited based on the customary work week of the Employee for periods of military duty (as required by applicable law) and Authorized Leave of Absence.

1.25      "Inactive Participant" shall mean a former Active Participant, or, if applicable, his Beneficiary, who is no longer an Eligible Employee but who is entitled to a benefit under the Plan.

1.26      "Normal Form" shall mean a monthly annuity payable to a Participant commencing on his designated Annuity Starting Date and ending with the payment due for the month in which his death occurs.

1.27      "Normal Retirement Age" shall mean the attainment of age 65.

1.28      "Normal Retirement Date" shall mean the first day of the month coincident with or next following the Participant's Normal Retirement Age.

1.29      "One Year Break in Service" shall mean, for purposes of Years of
           Eligibility and Vesting Service, a computation period (as defined below) during which an Employee is credited with less than 501 Hours of Service.

          A computation period for the purposes of Years of Eligibility Service shall mean a 12-consecutive month period of employment commencing on an Employee's Employment Date (or Reemployment Date, if applicable) and each anniversary date thereof.

          A computation period for the purposes of Years of Vesting Service shall mean a 12-consecutive month period of employment commencing on the later of an Employee's Employment Date and his attainment of age 18 and each anniversary date thereof. In the event an Employee incurs a One Year Break in Service and is later reemployed on a date that does not coincide with an anniversary date of his vesting service computation period, he shall be credited with a partial Year of Vesting Service for hours credited during the balance of that computation period.

1.30      "Parental Absence" shall mean an Employee's absence from work which has commenced for any of the following reasons:

          (a)  the pregnancy of the Employee;

          (b)  the birth of the Employee's child;

          (c)  the adoption of a child by the Employee; or

          (d) the need to care for the Employee's child immediately following its birth or adoption.

1.31      "Participant" shall mean an Active Participant currently
           participating in the Plan pursuant to Article II or an Inactive Participant.

1.32      "Participating Employer" shall mean Eastern Utilities Associates and any Affiliated Employer adopting this Plan and which has been authorized by the Board to participate in this Plan.

1.33      "Plan" shall mean the Employees' Retirement Plan of Eastern Utilities
           Associates and Its Affiliated Companies as set forth in this document and as it may be amended from time to time.

1.34      "Plan Year" shall mean the calendar year.

1.35      "Postponed Retirement Date" shall mean the date after his Normal
           Retirement Date on which a Participant elects to retire, as determined in accordance with Article V.

1.36      "Prior Participant Account" shall mean Employer Contributions made on behalf of a Participant prior to July 1, 1973, together with interest thereon as provided in Article III.

1.37      "Reemployment Date" shall mean the day an Employee returns to work and is credited with an Hour of Service following a One Year Break in Service, a Service Termination Date or an Authorized Leave of Absence from the Employer or an Affiliated Employer.

1.38      "Retired Participant" shall mean a former Employee who is receiving a
           Retirement Benefit or a former Employee who has received a lump sum Retirement Benefit pursuant to Section 8.6.

1.39      "Retirement Annuity" shall mean the annual amount of the annuity purchased under the Group Annuity Contract as provided by that contract at Normal Retirement Date, prior to any reduction as the result of a provision for Retirement Benefit being payable to a Contingent Annuitant; provided that if the Participant elected not to become a member under the Group Annuity Contract when he was first eligible, his Retirement Annuity shall be computed as the amount of Retirement Annuity at Normal Retirement Date which would have been payable had he elected to become a member when he was first eligible.

1.40      "Retirement Benefit" shall mean either:

          (a)  a lump sum payment made pursuant to Section 8.6, or

          (b)  an annual pension paid in monthly installments.

          For purposes of Section 8.8, Retirement Benefit shall mean an annual pension paid in monthly installments to a Participant who retired from active service:

          (a) on or after the attainment of age 61 and completion of five or more Years of Vesting Service, or

          (b) on or after meeting the requirements for Special Early Retirement described in Section 4.4, or

          (c) after the attainment of age 55, but before meeting the requirements of (a) and (b) above, with Board approval

1.41      "Retirement Board" shall mean the persons appointed pursuant to
           Article IX to administer the Plan.

1.42      "Service Termination Date" shall mean the earliest of the following:

                    (a) the date on which the Employee resigns, is discharged, or retires from employment with the Employer and all Affiliated Employers;

          (b)  the date the Employee dies;

          (c) except as provided below, the first anniversary of the date on which the Employee is laid off, starts an Authorized Leave of Absence, or is absent from work for any other reason other than a Parental Absence on or after January 1, 1985; or

          (d) effective January 1, 1985, the second anniversary of the date on which the Employee commenced a Parental Absence, if such Employee has not yet returned to work with the Employer or an Affiliated Employer.

          Notwithstanding subsection (c) above, an Employee who is on an Authorized Leave of Absence due to military service in the armed forces of the United States of America shall not incur a Service Termination Date with respect to such military duty providing he returns to employment with the Employer or an Affiliate within the time prescribed by law for reinstatement of employment rights. Similarly, if an Authorized Leave of Absence is granted for reasons other than military duty and the period of such authorized leave is more than 12 months, a Service Termination Date shall not occur if the Employee returns to work within the time period specified in such Authorized Leave of Absence. If such individual does not return to employment with the Employer or an Affiliated Employer within the time period specified in the Authorized Leave of Absence, a Service Termination Date shall occur on the date on which the Authorized Leave of Absence began.

1.43      "Social Security Benefit" shall mean, in the case of any vested
           Inactive Participant, the annual primary old-age insurance amount which the Participant would be entitled to receive commencing on the first day of the month next following his social security retirement date (as defined in Section 216(l)) under Title II of the Social Security Act as in effect on the date the Participant retires or otherwise terminates employment, computed on the assumption that the Participant will subsequently receive no income before Social Security Retirement Age, which would be treated as wages for purposes of the Social Security Act.

          In the case of a Retirement Benefit payable to an Active Participant who retires prior to his Normal Retirement Date, Social Security Benefit shall mean the annual primary old-age insurance amount to which the Participant would first become entitled under Title II of the Social Security Act as in effect on the date the Participant retires if the Participant earns no income after retirement and applies for primary old-age insurance benefits to commence at age 62 or actual retirement if later.

          In the case of a Retirement Benefit payable to an Active Participant who retires on or after his Normal Retirement Date, Social Security Benefit shall mean the annual primary old-age insurance amount to which the Participant is entitled to receive under Title II of the Social Security Act as in effect on the date the Participant retires if the Participant earns no income after retirement and applies for primary old-age insurance benefits to commence at his actual date of retirement if later.

1.44      "Spouse" shall mean the legal spouse to whom a Participant is married on the Annuity Starting Date under applicable state law. However, if the Participant should die before his Annuity Starting Date, then the Spouse shall be the legal spouse to whom the Participant was married on the Participant's date of death.

1.45      "Trust" shall mean the agreement or agreements governing the investment of Plan assets as amended from time to time, entered into between the Employer and the Trustee to carry out the purpose of the Plan.

1.46      "Trustee" shall mean the trustee or trustees duly appointed by the
           Board.

1.47      "Year of Eligibility Service" shall mean the period of an Employee's employment with a Participating Employer considered for the purposes of determining his eligibility to participate in the Plan pursuant to Section 2.1. An Employee's Eligibility Service is determined in accordance with Article II.

1.48      "Year of Vesting Service" shall mean the period of an Employee's employment considered for the purposes of determining his vested interest in his Accrued Benefit. An Employee's Vesting Service is determined in accordance with Article II.

                               ARTICLE II
                            SERVICE AND PARTICIPATION


2.1       Eligibility Requirements.

          (a) Each Employee on January 1, 1989 who was an Active Participant under the Plan on December 31, 1988, shall continue to be an Active Participant on January 1, 1989.

          (b) Each Employee hired prior to January 1, 1988 and on or after his 64th birthday, shall become an Active Participant on the later of January 1, 1988 and the first day of the month coincident with or next following the date he satisfies the requirements set forth in paragraph (c) below.

          (c) Each other Employee shall become an Active Participant on the first day of the month coincident with or next following the date he satisfies the following requirements:

               (i)   he is employed by a Participating Employer;

               (ii)  he has completed one Year of Eligibility Service;

               (iii) he has attained age 21;

               (iv)  he is neither a "leased employee" as defined in Code
                     Section 414(n)(2) nor a temporary employee as defined by the Employer; and

               (v) he is not a member of a collective bargaining unit, unless participation in the Plan has been negotiated for and agreed to in writing by the representatives of the Participating Employer and the collective bargaining agent.

2.2       Years of Service.

          (a)  (i)   Years of Eligibility Service shall determine an Employee's eligibility to participate in the Plan under Section 2.1.
                     An Employee shall accrue one Year of Eligibility Service during a "computation period" in which he is credited with at least 1,000 Hours of Service. For the purposes of this
                     Section 2.2, a "computation period" shall be as defined in
                     Section 1.29 with respect to years of Eligibility Service.

               (ii) If an Employee fails to earn one Year of Eligibility Service, incurs a One Year Break in Service, and is subsequently reemployed by the Employer or an Affiliated Employer, his Reemployment Date shall be considered his Employment Date for the purpose of applying the above computation period rules.

               (iii) If an Employee earns one Year of Eligibility Service and subsequently terminates employment, he shall become a Participant on the earliest applicable date set forth in
                     Section 2.1, provided his Reemployment Date occurs prior to his incurring five consecutive One Year Breaks in Service and he otherwise meets the participation requirements of Section 2.1 or he is vested in his Accrued Benefit pursuant to Section 6.2. If such an Employee incurs five or more One Year Breaks in Service and he is not vested in his Accrued Benefit pursuant to Section 6.2, his Reemployment Date shall be considered his Employment Date for the purposes of applying the above computation period rules.

          (b) Years of Vesting Service shall determine a Participant's vested right in retirement benefits accrued under the Plan, except that at Normal Retirement Date, an Active Participant shall be fully vested in his Accrued Benefit, irrespective of his Years of Vesting Service.

               (i) Subject to the One Year Break in Service rule under subparagraph (ii), the transfer provisions of Section 2.8 and the Addendum, one Year of Vesting Service shall be credited to an Employee for each "computation period" during which he is credited with at least 1,000 Hours of Service. For the purposes of this paragraph (b)(i), a "computation period" shall be as defined in Section 1.29 with respect to Years of Vesting Service.

               (ii) If an Employee incurs a One Year Break in Service, he shall not lose his Years of Vesting Service accumulated before such break provided:

                     (A) he was vested in his Accrued Benefit under the Plan prior to his One Year Break in Service, or

                     (B) his number of consecutive One Year Breaks in Service does not exceed five.

                     Such earlier period of vesting service shall be restored pursuant to this subparagraph upon completion of a Year of Vesting Service subsequent to the Employee's Reemployment Date.

          Notwithstanding the foregoing, in no event shall an Employee's Years of Service hereunder be less than his Years of Service as determined in accordance with the terms of the Plan as in effect immediately prior to January 1, 1989.

2.3 Years of Credited Service. Credited Service is used in the calculation of an Eligible Employee's Accrued Benefit under Section
          3.1. Subject to the One Year Break in Service provisions in Section 2.2(b) and the transfer provisions of Section 2.8, an Eligible Employee shall accrue Credited Service as follows:

          (a) One Year of Credited Service shall be credited to an Eligible Employee for each full calendar year between Employment Date and Service Termination Date while a Participant, except as otherwise provided below.

          (b) For any calendar year in which employment is interrupted or for which the individual is not an Eligible Employee for the entire year, a fractional Year of Credited Service calculated to the nearest 1/12th shall be credited to an Eligible Employee for each calendar month during which he earns Hours of Service as a Participant.

          (c) Credited Service earned prior to a One Year Break in Service shall be reinstated pursuant to the provisions of Sections 2.2(b)(ii) by substituting "Years of Credited Service" for "Years of Vesting Service" thereunder. Such reinstatement of prior Credited Service shall be effective, however, upon completion of a Year of Credited Service subsequent to the Eligible Employee's Reemployment Date.

               In the event a Participant terminates employment, receives a distribution of his Prior Participant Account and is later reemployed, upon completion of a Year of Credited Service subsequent to his Reemployment Date, the portion of his Accrued Benefit which is the Actuarial Equivalent of such Prior Participant Account shall be reinstated provided that he repays to the Plan the amount distributed to him plus interest at the rate of 2% per annum computed from the date of payment. Such repayment of the Prior Participant Account, plus interest, must be made before the earlier of:

               (i) the fifth anniversary of the Participant's Reemployment Date; and

               (ii) the date the Participant incurs five consecutive One Year Breaks in Service.

               If such a Participant does not make such repayment of the amount distributed within the aforementioned period of time, in no event shall the portion of his Accrued Benefit which is the Actuarial Equivalent of his Prior Participant Account shall be reinstated hereunder.

          (d) Credited Service shall only be granted hereunder for any period of time during which an individual is in a class of Employees which is eligible to participate in the Plan; except that for an Employee who was hired prior to January 1, 1989, Credited Service shall be granted for any period of time on and after such Employee's attainment of age 21 provided he otherwise satisfied the requirements of Sections 2.1(b) and (c).

          (e)  Credited Service shall not include any period of Parental
               Absence.

          Notwithstanding the foregoing, in no event shall a Participant's years of Credited Service hereunder be less than his years of Credited Service as determined in accordance with the terms of the Plan as in effect immediately prior to January 1, 1989.

2.4 Postponed Retirement or Reemployment After Benefits Commence. If an Employee works beyond his Normal Retirement Date or if a Retired Participant returns to work with a Participating Employer after Retirement Benefits had become payable to him, the following rules shall apply:

          (a) if he is a Retired Participant returning to work and he is an Eligible Employee, he shall become an Active Participant on his Reemployment Date; if he is an Active Participant continuing to work he shall remain an Active Participant as long as he is an Eligible Employee;

          (b)  (i)   if he has attained Normal Retirement Age and his
                     Retirement Benefit had not yet commenced because of continued employment, such benefit shall be postponed upon proper notification, during any calendar month in which he is scheduled to complete 80 or more Hours of Service.
                     Retirement Benefits shall commence as herein-after provided if the Employee is thereafter scheduled to complete less than 80 Hours of Service in any calendar month;

               (ii) if he has attained Normal Retirement Age at the time of his reemployment with a Participating Employer, all retirement benefits shall be suspended, upon proper notification, during each Plan Year for which he is scheduled to work 1,000 Hours of Service and shall be resumed not later than the first day of the first Plan Year thereafter in which he is scheduled to complete less than 1,000 Hours of Service;

               (iii) if he has not attained Normal Retirement Age at the time of his reemployment with a Participating Employer, all Retirement Benefits shall automatically cease upon such reemployment and his benefit shall be recomputed upon his subsequent retirement;

               (iv) any benefits payable upon a Participant's subsequent retirement shall be reduced by the Actuarial Equivalent value of any early retirement benefits he had previously received.

          (c) he shall be eligible for additional Years of Vesting Service and Years of Credited Service as a result of his reemployment or continued employment in accordance with the provisions of the Plan;

          (d) if he shall die during the period of subsequent or continuing employment, death benefits, if any, shall be payable only in accordance with the provisions of Article VII.

2.5 Suspension of Benefits.

          (a) During the first calendar month in which an Employee's benefits are suspended pursuant to Section 2.4 for any period commencing after Normal Retirement Date, the Retirement Board shall deliver to the Employee, by personal delivery or first class mail, a notice setting forth a description of the specific reasons why benefit payments are being suspended, a general description of the Plan provisions relating to the suspension of benefits, a copy of the Plan provisions relating to the suspension of benefits, the statement that applicable Department of Labor Regulations may be found in Section 2530.203-3 of ERISA, a description of the procedures set forth in the Plan for obtaining a review of the suspension of benefits, and a description of any notice procedure (including any forms which must be filed by the Employee) as a prerequisite for the Employee's obtaining the resumption or commencement of benefit payments.

               In any event, the Retirement Board shall adopt rules conforming in all respects to the requirements of Section 2530.203-3 of ERISA relating to suspension of benefits.

2.6       Service With a Former Employer.
          (a)  Any Participant who:

               (i) rendered service in the employ of another utility company or a similar company, or a company or corporation engaged to furnish advisory or supervisory services to any such companies, and

               (ii) received a bona fide offer of employment from the Employer prior to the termination of his employment with such other company:

                     (A) shall be credited under the Plan with all Years of Credited Service with such other employer rendered since the first day of the month coincident with or next following the date he completed one year of such service and attained the 21st anniversary of his birth; and

                     (B) shall be deemed to have been in the employ of the Employer during all such service with the former employer from the date of original employment, or from the date of restoration to such service in the event of an interruption in such service, for the purposes of determining his eligibility for membership and his vested rights under the Plan.

          (b) Except for purposes of determining the amount of the spouse's death benefit under Article VII, the Retirement Benefit provided under this Plan for any Participant who has been credited with Years of Credited Service under paragraph (a) of this Section
               2.6 shall be reduced by the lesser of:

               (i) the full amount of any pension or retirement income which he is, or would have been but for his own action, entitled to receive under the plan of his former employer, or

               (ii) the amount the Participant would have accrued under this Plan, based on his Years of Credited Service credited under said paragraph (a) and his Average Earnings as of the date of termination of employment with his former employer.

               In no event, however, will a Participant's Retirement Benefit hereunder be less than the benefit he would have been entitled to on the basis of his employment solely with the Employer.

          For the purpose of computing Equivalent Actuarial Values, the appropriate factors listed in the Appendix shall be applied after the determination of such reduced Retirement Benefit.

2.7 Service With Newport Electric Corporation. Any Employee who transfers his employment from Newport Electric Corporation to the Employer on or after December 31, 1990, shall be deemed to have been in the employ of the Employer for all periods of employment with Newport Electric Corporation for the purposes of determining such Employee's Years of Eligibility Service, Vesting Service and Credited Service hereunder.

2.8 Transfers. Any individual who ceases to be an Eligible Employee by reason of employment with an Affiliated Employer or a change in employment classification, either prior to or subsequent to commencement of his participation in this Plan, shall be credited with Years of Service during such period of employment pursuant to Sections 2.2, solely for purposes of vesting and eligibility for benefits. Such Participant shall be entitled only to benefits under the provisions of the Plan as in effect while he is eligible to participate in the Plan. Credited Service shall only be earned for periods during which the Employee is eligible to participate in the Plan.

2.9 Termination of Participation. A Participant's membership in the Plan shall terminate if his employment with the Employer terminates other than by reason of retirement under the Plan; provided, however, that the Participant shall not be deprived of any vested benefit to which he may be entitled under Article VI. Membership shall be continued during a period while on an Authorized Leave of Absence from service approved by the Employer or an Affiliated Employer or during a period while he is not an Employee as herein defined but is in the employ of the Employer or an Affiliated Employer, but in any case of interruption to service during which a Participant receives a payment of his Prior Participant Account his membership in the Plan and his benefits thereunder shall be in accordance with the provisions of
          Section 2.3. In no event while a Participant is on an Authorized Leave of Absence, shall he be retired under the Plan unless the absence commenced on or after his Normal Retirement Date or unless it commenced after he reached the 55th anniversary of his birth.

                                    ARTICLE III
                            NORMAL RETIREMENT BENEFIT


3.1 Normal Retirement Benefit. Subject to the minimum benefit provisions under Section 3.2 and the maximum benefit limitations under Section 3.3, the amount of monthly Retirement Benefit on the life annuity basis as described in Section 8.4 to which a Participant is entitled to receive beginning on his Normal Retirement Date is equal to the sum of (a) less (b) plus (c) less (d) below:

          (a)  (i)    1.6% of the Participant's Average Earnings multiplied by

               (ii)   his Years of Credited Service up to 35 such years.

          (b)  (i)    1.2% of the Participant's Social Security Benefit
                      multiplied by

               (ii)   his Years of Credited Service up to 35 such years.

          (c)  (i)    .75% of the Participant's Average Earnings, multiplied by

               (ii) his Years of Credited Service in excess of 35 such years, but not more than 40 such years.

          (d)  his Retirement Annuity.

          In no event shall a Participant's Retirement Benefit hereunder be decreased as a result of any increase in his Social Security Benefit which becomes effective subsequent to his actual retirement or other termination of employment.

          Unless otherwise provided under the Plan, each Section 401(a)(17) Employee's Accrued Benefit under this plan will be the greater of the accrued benefit determined for the employee under (e) or (f) below:

          (e) the Employee's Accrued Benefit determined with respect to the benefit formula applicable for the Plan Year beginning January 1, 1994, as applied to the Employee's total Years of Credited Service taken into account under the Plan, or

          (f)  the sum of:

               (i) the Employee's Accrued Benefit as of December 31, 1993, frozen in accordance with Section 1.401(a)(4)-13 of the regulations, and

               (ii) the Employee's Accrued Benefit determined under the benefit formula applicable for the Plan Year beginning January 1, 1994, as applied to the Employee's Years of Credited Service credited to the Employee for Plan Years beginning on or after January 1, 1994.

          A Section 401(a)(17) Employee means an employee whose current Accrued Benefit as of January 1, 1994, is based on Earnings for a year beginning prior to January 1, 1994, that exceeded $150,000.

          The Participant's Retirement Benefit shall be paid pursuant to
          Article VIII.

3.2       Minimum Accrued Benefit.
          (a) For a Participant who is a "super highly compensated employee" (an individual described under Code Section 414(q)(1)(A) or (B)) for calendar year 1989, the Accrued Benefit payable at Normal Retirement Date hereunder shall not be less than such Participant's Accrued Benefit on December 31, 1988 under the terms of the Plan on such date;

               Further, in no event shall Retirement Benefits for any such "super highly compensated" Retired Participant be paid from the Trust Fund for amounts that would have been payable for the period January 1, 1989 through June 30, 1991, had such benefits not been frozen pursuant to Model Amendment IID under Internal Revenue Service Notice 88-131, as adopted by the Employer effective December 31, 1988. As a result of the revocation of Model Amendment IID, effective July 1, 1991, Retirement Benefits for the "super highly compensated" Retired Participants attributable to the period from January 1, 1989 through June 30, 1991 shall be payable from the Trust Fund for periods on and after July 1, 1991 only.

          (b) For any other individual who was a Participant after December 31, 1988, the Accrued Benefit payable at Normal Retirement Date shall not be less than the Accrued Benefit of such Participant determined on December 31, 1988 under the terms of the Plan in effect immediately prior to January 1, 1989.

          (c) Notwithstanding the foregoing, in no event shall the benefit hereunder for any Participant who was a Participant under the Newport Electric Corporation Pension Plan as in effect immediately prior to January 1, 1991, be less than the benefit accrued to such Participant under the terms of the Newport Electric Corporation Pension Plan as in effect immediately prior to January 1, 1991.

3.3 Maximum Benefit. Effective January 1, 1987, notwithstanding any other provision of the Plan to the contrary, a Participant's annual retirement benefit under the Plan and any other defined benefit pension plan of an Employer or an Affiliated Employer may not exceed the lesser of (a) or (b) below, except as provided in (c) below, provided that if the applicable limits described below are adjusted for increases in the cost of living as provided in rules and regulations adopted by the Secretary of the Treasury after a Retirement Benefit is in pay status, benefit payments to a Retired Participant or his Beneficiary, if applicable, shall be increased automatically to the maximum extent permitted under the revised limits. This increase shall occur only to the extent that it would not cause the benefit to exceed the benefit to which the Retired Participant or Beneficiary would have been entitled in the absence of the limits of this Section 3.3:

          (a)  The lesser of (i) or (ii) below, but subject to subparagraphs
               (iii) through (x) below:

               (i) 100% of his average compensation in the three consecutive highest paid calendar years while a Participant in the Plan.

               (ii) $90,000 (as adjusted for increases in the cost of living as provided in rules and regulations adopted by the Secretary of the Treasury).

               (iii) In the case where a benefit is payable prior to the Participant's Social Security Retirement Age (defined below), the dollar limitation in subsection (ii) above shall be adjusted so that it is the actuarial equivalent of an annual benefit of $90,000 (as adjusted for increases in the cost of living as provided in rules and regulations adopted by the Secretary of the Treasury), beginning at the Social Security Retirement Age, multiplied by an adjustment factor, as prescribed by the Secretary of the Treasury. The adjustment provided for in the preceding sentence shall be made in such manner as the Secretary of the Treasury may prescribe which is consistent with the reduction for old-age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act. For purposes of determining actuarial equivalence hereunder, the interest assumption shall not be less than the greater of 5% per year or the underlying rate used to determine the reduction of benefits for early payment under the Early Retirement provisions of Section 4.2.
               (iv) In the case where a benefit commences after a Participant has attained Social Security Retirement Age, the dollar limitation in subsection (ii) above shall be adjusted so that it is the actuarial equivalent of an annual benefit of $90,000 (as adjusted for increases in the cost of living as provided in rules and regulations adopted by the Secretary of the Treasury) beginning at the Social Security Retirement Age, multiplied by an adjustment factor as prescribed by the Secretary of the Treasury. For purposes of determining actuarial equivalence hereunder, the interest assumption shall not be greater than the lesser of 5% per year or the rate specified in
                      Section 1.3.

               (v) If a Participant has completed less than ten years of participation in the Plan, the Participant's Accrued Benefit shall not exceed the dollar limit in subsection
                      (ii) above as adjusted by multiplying such amount by a fraction, the numerator of which is the Participant's number of years (or part thereof) of participation in the Plan, and the denominator of which is ten.

               (vi) If a Participant has completed less than ten Years of Vesting Service, the limitations described in Code Sections 415(b) (1)(B) and 415(b)(4) shall be adjusted by multiplying such amounts by a fraction, the numerator of which is the Participant's number of Years of Vesting Service (or part thereof), and the denominator of which is ten.

               (vii) In no event shall subsections (v) and (vi) above reduce the limitations provided under Code Sections 415(b)(1) and (4) to an amount less than one-tenth of the applicable limitation (as determined without regard to this section). To the extent provided by the Secretary of the Treasury, subsections (v) and (vi) above shall be applied separately with respect to each change in the benefit structure of the Plan.

               (viii) Unless subsection (vi) applies to a Participant, the limits of subsections (i) and (ii) above shall be deemed met if:

                      (A) the annual benefit payable to the Participant from this Plan and all other qualified defined benefit plans of the Employer does not exceed $10,000; and

                      (B) the individual has never participated in a qualified defined contribution plan sponsored by the Employer or an Affiliated Employer.

               (ix)   Except in the case where a benefit is payable pursuant to
                      Section 8.1(a) or 8.3(a), with the Participant's Spouse as the Contingent Annuitant, if a benefit is payable in a benefit form other than a life annuity, the amount otherwise determined under this subparagraph (a) shall be the Actuarial Equivalent of the amount payable as a life annuity. For this purpose, the interest rate assumption shall not be less than the greater of 5% or the rate specified in Section 1.3.

               (x) For purposes of this Section 3.3, Social Security Retirement Age shall be as defined in Code Section 415(b)(8).

          (b) In the case of a Participant who has participated in a defined contribution plan maintained by an Employer or an Affiliated Employer, the amount determined pursuant to subparagraph (a) above shall be multiplied by 1.40 in the event (a)(i) applies or by 1.25 in the event (a)(ii) applies and shall further be multiplied by a fraction equal to one minus a fraction with a numerator equal to (i) below and a denominator equal to (ii) below:

               (i) The sum of the annual additions made to the Participant's account under all defined contribution plans maintained by the Employer and its Affiliated Employers, where the annual additions are equal to the sum of (A) Employer contributions allocated to the Employee's account, (B) any forfeitures allocated to the Employee's account, (C) the portion of the Employee's after-tax contributions made prior to January 1, 1987, that represented the lesser of one-half of such contributions or the amount of such contributions in excess of 6% of his compensation,
                      (D) all Employee after-tax contributions made after December 31, 1986, and (e) amounts described in Code Sections 415(l)(1) and 419(A)(d)(2).

               (ii) The sum for each calendar year of the Participant's employment with an Employer or an Affiliated Employer of the lesser of (A) 1.4 multiplied by 25% of the Participant's compensation for the calendar year, or (B)
                      1.25 multiplied by $30,000, as adjusted for increases in the cost of living as provided under rules and regula-tions adopted by the Secretary of the Treasury.

          (c) If, in any limitation year, the benefit under this Plan exceeds the lesser of (a) or (b) above, then appropriate reductions shall first be applied to the Participant's Accrued Benefit under this Plan in order to reduce such benefit to the lesser of
               (a) or (b).

          For the purpose of this paragraph, an Affiliated Employer shall be determined by assuming the phrase "more than 50%" is substituted for the phrase "at least 80%" wherever it appears in Code Section 1563, as it may be amended from time to time and limitation year shall mean Plan Year.

3.4       Continuing Employment.  The retirement of any Participant under this
          Article III shall not become effective while he is in the employment of an Employer or an Affiliated Employer, except as provided in
          Section 2.4. If an Employee continues to work for the Employer or an Affiliated Employer beyond his Normal Retirement Date, the provisions of Article V and Article VIII shall be applicable.

                                    ARTICLE IV
               EARLY RETIREMENT DATE AND EARLY RETIREMENT BENEFIT


4.1 Early Retirement Date. A Participant may retire prior to his Normal Retirement Date on the first day of any month coincident with or next following his attainment of age 55 and his completion of five or more Years of Vesting Service.

          If a Participant intends to retire early under this Article IV, he must file a written notice of his intent with the Retirement Board. The date of his retirement must be stated in the notice.

          The date on which a Participant retires under this Paragraph 4.1 shall be his Early Retirement Date.

4.2 Early Retirement Benefit. Subject to the minimum benefit provisions of Sections 3.2 and 4.3 and the maximum benefit limitations of
          Section 3.3, a Participant who retires on an Early Retirement Date may elect to receive either an immediate Retirement Benefit or a deferred Retirement Benefit as indicated below. The monthly amount of the Retirement Benefit payable in the Normal Form shall be equal to either (a) or (b) below, as applicable.

          (a) Early Payment. If the Participant terminates on an Early Retirement Date and elects to commence payment of Retirement Benefits prior to his Normal Retirement Date, the amount of the benefit shall be equal to his Accrued Benefit reduced by the appropriate factor in the Appendix.

               Such reduction shall be applied to the Retirement Benefit determined pursuant to the provisions of Section 3.1(a), (b) and
               (c). The value of the Retirement Annuity payable to such Participant shall be subject to the early retirement factors under the Group Annuity Contract.

          (b) Deferred Payment. If the Participant terminates on an Early Retirement Date and elects to defer payment of his Retirement Benefit to his Normal Retirement Date, the amount of his monthly Retirement Benefit on the life annuity basis (described in Section 8.4) shall be equal to his Accrued Benefit.

4.3 Minimum Benefit. In no event shall the early retirement income payable under this Plan be less than the Accrued Benefit determined under the provisions of the Plan immediately before the adoption of this amended and restated Plan, adjusted to reflect early receipt based on the early retirement reduction factors specified in the Plan as of such date.

4.4 Special Early Retirement. Notwithstanding Sections 4.1 and 4.2, effective July 1, 1991, an Active Participant who has attained age 55 and whose attained age plus completed Years of Vesting Service equal at least 85, may retire on a Special Early Retirement Date and elect to commence payment of his Retirement Benefits prior to his Normal Retirement Date, the amount of his benefit shall be equal to his Accrued Benefit reduced by the appropriate Special Early Retirement factor in the Appendix.

                                     ARTICLE V
           POSTPONED RETIREMENT DATE AND POSTPONED RETIREMENT BENEFIT


5.1 Postponed Retirement Date. The Postponed Retirement Date of a Participant will be the day of his actual retirement after his Normal Retirement Date.

5.2       Postponed Retirement Benefit.
          (a) If a Participant attained age 70-1/2 prior to January 1, 1988 or if his Postponed Retirement Date occurs during or prior to the end of the calendar year in which he attained age 70-1/2, his Accrued Benefit under Section 3.1 shall be determined and payable as of his Postponed Retirement Date.

          (b) If a Participant's Postponed Retirement Date has not occurred by the end of the calendar year in which he attains age 70-1/2 and Retirement Benefits must commence pursuant to Section 8.6(b), then his Retirement Benefit shall be his Accrued Benefit calculated pursuant to Article III as of the close of the calendar year in which he attains age 70-1/2. For subsequent required distributions, his Accrued Benefit shall be recalculated at the end of each calendar year thereafter until his actual Postponed Retirement Date or his date of death. Recalculation of the Accrued Benefit is described in the following subparagraph (c).

               Once Retirement Benefits commence under this Section 5.2, a Participant may not elect a different form of payment, Beneficiary or Contingent Annuitant for any additional Accrued Benefit which is calculated hereunder, except in the event of death of the Beneficiary or a divorce of the Participant.

          (c)  The recalculation of the Participant's Accrued Benefit under
               Section 5.2(b) shall be performed as follows:

               (i) a new Accrued Benefit shall be calculated using the Participant's Average Earnings, Years of Credited Service, and Social Security Benefit at the close of the calendar year;

               (ii) the new Accrued Benefit as determined under (i) above shall be reduced by the Actuarial Equivalent value of the Retirement Benefit payments previously received by the Participant during months in which Retirement Benefits would have been suspended pursuant to Section 2.4, provided that the resulting benefit shall not be less than the benefit the Participant is receiving before it is recalculated under (i) above.

          (d) Notwithstanding any provision of this Plan to the contrary, all distributions made hereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and regulations thereunder, including the incidental death benefit requirements of Treasury Regulation 1.401(a)(9)-2. The provisions of this section override any distribution options under the Plan if inconsistent with the requirements of Code Section 401(a)(9).

          (e) Postponed Retirement Benefits hereunder shall commence to the Participant upon the earlier of

               (i)   his Postponed Retirement Date, or

               (ii) if required pursuant to Section 8.6(a), the April 1 following the calendar year in which he has attained age 70-1/2.

          The Participant's Postponed Retirement Benefit shall be paid pursuant to Article VIII.

5.3 Death Prior to Postponed Retirement Date. If a Participant dies after his Normal Retirement Date, but prior to commencement of his Retirement Benefit, his Spouse shall be entitled to benefits under the Plan in accordance with Article VII in the amount which would have been payable to his Spouse had his benefits commenced on the first day of the month coincident with or next preceding his death in the form described in Section 7.1.

5.4 Death Following Commencement of Retirement Benefits. If a Participant dies while actively employed and after his Retirement Benefit has commenced pursuant to Section 5.2, any death benefit payable with respect to any additional accrual he may be entitled to as a result of his continued employment shall be paid in the same form as in effect when such Retirement Benefits originally commenced.

                                    ARTICLE VI
                            TERMINATION OF EMPLOYMENT


6.1 Non-Vested Termination. Effective January 1, 1989, a Participant whose employment is terminated with the Employer and all Affiliated Employers prior to:

          (a) his completion of five Years of Service subsequent to his attainment of age 18, and

          (b) the complete or partial termination of the Plan with respect to such Participant, shall have no vested interest in his Accrued Benefit and shall not be entitled to receive a Retirement Benefit from the Plan.

          Upon the Service Termination Date of a Participant who has no vested right to his Accrued Benefit, the entire value of his vested benefit hereunder shall be deemed to be distributed to him. In the event such Participant is credited with an Hour of Service before incurring five consecutive One Year Breaks in Service following his Service Termination Date, his vested benefit previously deemed to be distributed to him hereunder will be deemed repaid to the Plan.

6.2 Vested Termination. Effective January 1, 1989, an Employee shall have a nonforfeitable right to his Accrued Benefit upon the earliest of the following events:

          (a) his completion of five Years of Service subsequent to his attainment of age 18, and
          (b) the complete or partial termination of the Plan with respect to such Participant.

          An Inactive Participant who is no longer an Employee shall be entitled to receive a deferred Retirement Benefit commencing on his Normal Retirement Date in an amount equal to his Accrued Benefit.
          For purposes of determining such Accrued Benefit, only the provisions of the Plan in effect at the time of the Participant's Service Termination Date shall be considered. The Participant's Retirement Benefit shall be paid pursuant to Article VIII.

6.3 Early Payment. In lieu of the deferred benefit described in Section 6.2, an Inactive Participant who has a nonforfeitable right to his Accrued Benefit may elect in writing to receive a reduced benefit commencing on the first day of any month between his 55th birthday and his Normal Retirement Date. If the Participant elects to receive his Retirement Benefit before his Normal Retirement Date, his Accrued Benefit shall be reduced by the appropriate factor in the Appendix.

          The Participant's Retirement Benefit shall be paid pursuant to
          Article VIII.

6.4 Prior Participant Account. A vested Participant whose employment terminates for reasons other than death prior to his eligibility for early retirement under Section 4.1 may elect to receive his Prior Participant Account, plus interest, as determined on his termination of employment at the rate of 2% per annum once per year as of December 31, or, in the case of earlier termination of employment as of the end of the month preceding such termination on the basis of the balance in such account as of the preceding December 31 or at any time following his termination of employment and prior to commencement of payment of his Retirement Benefit, if any, by filing a written application with the Retirement Board. Upon payment of the Prior Participant Account, the Participant's deferred Retirement Benefit shall be reduced by the Actuarial Equivalent value of such account.

          In the event a Participant has no vested interest in his Accrued Benefit and the value of his Participant Account is $3,500 or less, payment of his Participant Account shall be subject to the provisions of Section 8.6.

                                    ARTICLE VII
                                 DEATH BENEFITS

7.1 Immediate Surviving Spouse Benefit For Death Occurring On or After Age 55. If an Active or an Inactive Participant who has completed at least five Years of Vesting Service and attained age 55 prior to his termination of employment dies, a monthly Retirement Benefit shall be payable to his surviving Spouse. The amount of the benefit is the amount that would have been payable to the Spouse as Contingent Annuitant had the Participant retired on the date of his death with an immediate benefit payable subject to early payment reduction under
          Article IV under the 100% Joint and Survivor annuity form described in Article VIII with his Spouse as Contingent Annuitant.

          Unless Section 8.6 applies, such Spouse's benefit shall commence on the first day of the month next following the Participant's date of death and continue for the surviving Spouse's lifetime.

          If the involuntary cash-out provisions of Section 8.6 are operative, a monthly death benefit which becomes due hereunder but which has not yet commenced shall be paid in one lump sum amount to the Spouse in lieu of all other benefits under the Plan.

7.2 Pre-Retirement Surviving Spouse Benefit For Death Of Active or Inactive Participant Occurring Before Age 55.

          (a) If an Active Participant who has completed ten Years of Vesting Service dies after his 50th birthday but before age 55, a monthly Retirement Benefit shall be payable to his surviving Spouse. The amount of such benefit is the amount that would have been payable to the Spouse as Contingent Annuitant had:

               (i) the Participant terminated employment with the Employer and all Affiliated Employers on the day before his death and elected Retirement Benefits to begin on the first day of the month coincident with or next following his date of death, and

               (ii) his Accrued Benefit had been payable in the 100% Joint and Survivor annuity form described in Article VIII with his Spouse as Contingent Annuitant, multiplied by the appropriate factor below:

                          Participant's Age
                         at Nearest Birthday             Factor

                                                          50.35
                                                          51.38
                                                          52.41
                                                          53.44
                                                          54.47

               Unless Section 8.6 applies, such Spouse's benefit under this paragraph (a) shall be payable commencing on the first day of the month coincident with or next following his date of death and shall continue for the surviving Spouse's lifetime.

          (b) If an Active Participant who has completed at least five Years of Vesting Service dies prior to age 55, a monthly Retirement Benefit shall be payable to his surviving Spouse. The amount of such benefit is the amount that would have been payable to the Spouse as Contingent Annuitant:

               (i) had the Participant terminated employment with the Employer and all Affiliated Employers on the day before his death and elected Retirement Benefits to begin at the later of age 50 or his date of death; and

               (ii) shall be equal to 50% of the Member's Accrued Benefit multiplied by the appropriate factor in the Appendix, as though the Participant had survived to the later of age 50 or his date of death and had elected the 50% Joint and Survivor Annuity form described in Article VIII with his Spouse as Contingent Annuitant. Such amount shall be multiplied by the appropriate factor set forth in (a)(ii) above.

               Unless Section 8.6 applies, such Spouse's benefit under this paragraph (b) shall be payable commencing on the first day of the month coincident with or next following the later of the date the Participant would have attained age 50 and his date of death and shall continue for the surviving Spouse's lifetime.

          (c) If an Inactive Participant who was vested in his Accrued Benefit as of his termination of employment dies prior to age 55, a monthly Retirement Benefit shall be payable to his surviving Spouse. The amount of such benefit shall be 50% of the amount of the Inactive Participant's Accrued Benefit that he would have been entitled to receive in the form of a 50% Joint and Survivor Annuity and elected Retirement Benefits to commence at age 55.

               Unless Section 8.6 applies, such Spouse's benefit under this paragraph (c) shall be payable commencing on the first day of the month coincident with or next following the date the Participant would have attained age 55.

          If the involuntary cash-out provisions of Section 8.6 are operative, a monthly death benefit which becomes due hereunder but which has not yet commenced shall be paid in one lump sum amount to the Spouse in lieu of all other benefits.

7.3 Death Benefits After Retirement Benefits Have Commenced. If a Participant dies at any time after Retirement Benefits have begun, death benefits, if any, shall be strictly dictated by the form of payment in which such Retirement Benefit was being paid.

7.4 Prior Participant Account. If a participant dies before Retirement Benefits have begun and provided that no benefit is payable to his surviving Spouse, the value of his Participant Account, determined at his date of death in the same manner as described in Section 6.4, shall be payable in a single sum to his Beneficiary.

                                   ARTICLE VIII
                         PAYMENT OF RETIREMENT BENEFITS


8.1 Automatic Payment Forms. Unless the involuntary cash-out provisions of Section 8.6 apply, the automatic or normal form of Retirement Benefit shall be as described in this Section 8.1. A Participant may, however, elect an optional form of Retirement Benefit in accordance with Section 8.2.

          (a) A Participant who has a Spouse on the Annuity Starting Date shall receive a reduced retirement income which shall be the Actuarial Equivalent of the Retirement Benefit to which he would be entitled under the Plan if he had no Spouse, payable monthly commencing on the first day of the month coincident with or next following the date his retirement occurs, and if he shall die prior to such Spouse, continuing to the Spouse at 50% of the reduced amount and ending with the payment due for the month in which the death of the Spouse occurs.

          (b) A Participant who does not have a Spouse on the Annuity Starting Date shall receive the Retirement Benefit to which he is entitled under the Plan, payable monthly commencing on the first day of the month coincident with or next following the date his retirement occurs and ending with the payment due for the month in which his death occurs.

          Notwithstanding anything to the contrary hereunder, upon cessation of payments of the retirement Benefit or other benefit payable to or on account of any retired Participant or his Spouse, any excess of the value of the Participant's Participant Account (as determined pursuant to Section 6.4) at the date of retirement or prior death over the total benefit payments made to him or on his behalf shall be paid in one sum to the beneficiary designated by the person last in receipt of such Retirement Benefit or other benefit, or if no such beneficiary is living, to the legal representative of such person.

8.2 Election of Optional Forms. At least 30 days, but not more than 90 days, prior to an Annuity Starting Date, a Participant may elect an optional form of payment for his Retirement Benefit as may be available under Section 8.3 or 8.4. Such election will not take effect unless the Participant's Spouse consents to the election if required under Section 8.5(c). The Retirement Board shall make an election form available to each such eligible Participant. Such form shall describe in plain language the terms and conditions of the normal form of payment described in Section 8.1 and the optional forms of benefit and shall provide for election of optional forms of benefit and a benefit commencement date. The completed election form must be returned to the Retirement Board within the 90 day period ending on the designated Annuity Starting Date. In addition, the form will provide a description of the Participant's right to reinstate coverage under the normal form of benefit described in
          Section 8.1 prior to his Annuity Starting Date by revoking an election of an optional form of benefit. If a Participant files a subsequent election form prior to the date benefits commence, the prior form shall be of no effect. If no election has been made at the expiration of the election period, Retirement Benefits will be payable in accordance with Section 8.1. Election of optional forms of benefits under the following Sections 8.3 and 8.4 shall be subject to the restrictions of Section 8.5. Any such election, whenever made, may be altered, amended, or revoked by the Participant prior to the date when the first payment of his retirement income would normally be made, provided he gives notice in writing to the Retirement Board. The Retirement Board may, on a uniform and nondiscriminatory basis, provide for such other election periods as comply with regulations issued under Code Sections 401(a)(11) and
          417. Subject to the provisions of Section 8.5, the Retirement Board may defer a Participant's Annuity Starting Date for a period of up to 90 days if the Retirement Board determines that the deferral is desirable in order to provide for an orderly election procedure, provided that retroactive payment shall be made for any Retirement Benefits which would have been paid in the absence of the deferral.

8.3 Joint and Survivor Option. Subject to the spousal consent requirements outlined in Section 8.5(c):

          (a) A Participant may elect, by submitting an election form to the Retirement Board, to have his Retirement Benefit converted to the Actuarial Equivalent of the normal form under Section 8.1 and paid monthly during his life with the provision that after his death, any percentage from 50% through 100% of such reduced Retirement Benefit will be payable to his Contingent Annuitant during the remaining life of such Contingent Annuitant.

          (b) If a Participant elects the Joint and Survivor Option and his Contingent Annuitant dies before such Participant's benefit actually commences and the Participant does not change his election in accordance with Section 8.2, his Retirement Benefit shall be paid under the normal form under Section 8.1.

          (c) If a Participant elects the Joint and Survivor Option and dies before benefits commence to be paid to him, his Beneficiary will not be entitled to any rights or benefits under the Plan, except as provided under Article VII.

          (d) If a Participant elects the Joint and Survivor Option and his Contingent Annuitant dies before his death, but after the retirement of such Participant, such Participant will continue to receive the reduced Retirement Benefit payable to him in accordance with such option.

          Notwithstanding the foregoing, however, in the event the Contingent Annuitant dies before the Participant and within one year of the date on which payments commenced under the Joint and Survivor Annuity option, the Participant's Retirement Benefit shall be increased on the first day of the month following such Contingent Annuitant's death to the amount which would have been payable to him under the Life Annuity Option described in Section 8.4) for the balance of his lifetime.

8.4 Life Annuity Option. Subject to Section 8.5(c), a Participant may elect, by submitting an election form to the Retirement Board, to have his Retirement Benefit paid in the normal form under Section 8.1(b). The normal form provides for monthly payments during the Participant's life, ending with the payment due for the month in which his death occurs.

8.5       General Provisions.
          (a) Notwithstanding any other provisions of the Plan, distribution of benefits to Participants who attain age 70-1/2 in 1988 or 1989 will commence on April 1, 1990. Distribution to Participants who attain age 70-1/2 in 1990 and calendar years thereafter will commence by the April 1 following the year in which age 70-1/2 is attained. Distribution to Participants who attained age 70-1/2 prior to January 1, 1988 will be deferred until the April 1 of the year next following the close of the calendar year in which the Participant retires; provided, however, that distribution of benefits to an Employee who owns 5% or more of the outstanding stock of the Employer may not be deferred beyond the April 1 following the calendar year in which he attains age 70-1/2. In any event, distributions hereunder shall be made in accordance with Code Section 401(a)(9) and regulations thereunder, including Treasury Regulations 1.401(a)(9)-2. Such regulations and applicable rulings or announcements, including any grandfather provisions delaying the effective date of Code Section 401(a)(9) are hereby incorporated by reference.

          (b) Upon the death of a Participant any remaining interest he may have in the Plan shall be distributed within the later of five years after his death or after the death of his Beneficiary, unless another form of payment was already in effect at the time of his death, in which case benefits may be made in accordance with such form of payment. Benefits may not be immediately distributed prior to the Participant's Normal Retirement Date unless the Participant consents in writing, except as provided in Section 8.6. Anything in this Article VIII to the contrary notwithstanding, no method of distribution shall be made under this Article which would result in payment of benefits over a period longer than the joint life expectancy of the Participant and his Beneficiary/Contingent Annuitant or which would otherwise violate the incidental death benefit requirements of Code Section 401(a)(9) and regulations issued thereunder.

          (c) If a married Participant elects to receive his Retirement Benefit in any form other than the normal form for married individuals as described in Section 8.1(a) or under the Joint and Survivor annuity form described in Section 8.3 with his Spouse as the Contingent Annuitant, then such election shall no take effect unless either:

               (i) the Participant's Spouse consents in writing to such election and the Spouse's consent acknowledges the effect of such election and is witnessed by a notary public or Plan representative, or

               (ii) it is established to the satisfaction of the Retirement Board that the Participant has no Spouse, or that the Spouse's consent cannot be obtained because the Spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued pursuant to Code Section 417.

          (d) It is the intent of the Plan that all benefits be paid promptly when due. In the absence of any inability to determine the amount of benefit payable or the eligibility for a benefit due to the lack of adequate information on date of birth of Participant or Spouse, the first benefit shall be paid no later than the 60th day after the close of the latest Plan Year in which:

               (i)   the Participant attains age 65;

               (ii) the Participant reaches the 10th anniversary of his date of commencement of participation in the Plan, or

               (iii) the Participant's Service Termination Date occurs.

8.6 Involuntary Cash-Out Provision. If the Actuarial Equivalent present value of any Retirement Benefit, inclusive of a Participant's Prior Participant Account, is $3,500 or less and the benefit has not yet commenced, the Retirement Board shall distribute a lump sum payment of such Actuarial Equivalent present value to the appropriate individual as soon as practicable following the Participant's Service Termination Date, in lieu of all other benefits hereunder.

8.7 Restrictions on Distributions. This Section 8.7 shall apply to the amount of Benefits under this Plan for any Participant who is considered a Restricted Participant as defined hereunder. Such Benefits shall be limited to an amount equal to the payments that would have been made on behalf of the Restricted Participant under the life annuity form of payment described in Section 8.4 that is the Actuarial Equivalent of the Restricted Participant's Accrued Benefit under the Plan.

          For purposes of this Section 8.7, the term Restricted Participant shall mean all highly compensated employees as defined in Code
          Section 414(q) and highly compensated former employees. In any one Plan Year, the total number of Participants whose benefits are subject to restriction under this Section 8.7 is hereby limited by the Plan to a group of not less than 25 highly compensated employees and highly compensated former employees with the greatest Earnings.

          For purposes of this Section 8.7, the term Benefit shall include Retirement Benefit provided by the Plan plus loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant and any death benefits not provided for by insurance on the Participant's life.

          The limitations set forth in this Section 8.7 shall not restrict the current payment of the full amount of Retirement Benefit provided by the Plan if:

          (a) after payment to a Restricted Participant of all of the Benefits described above, the value of Plan assets equals or exceeds 110% of the value of current liabilities, as defined in Code Section 412(l)(7),

          (b) the value of the Benefits described above for a Restricted Participant is less than 1% of the value of current liabilities, as defined in Code Section 412(l)(7), or

          (c) the value of the Restricted Participant's benefits does not exceed three thousand five hundred dollars ($3,500).

8.8       Increased Payments With Respect to Certain Retired Members.
          (a) Commencing July 1, 1981, the amount of all Retirement Benefits, including Contingent Annuitant benefits and Spouse's death benefits payable with respect to a Participant who had died prior to January 1, 1980, were increased by 1% for each full 12-month period elapsed between the effective date of the benefit and December 31, 1980. In the case of a Participant who had retired or died prior to July 1, 1973, there was an additional increase of 15%. The minimum increase payable hereunder shall be $10 per month.
           (b) Commencing January 1, 1984, the amount of all Retirement Benefits being paid to Participants who retired prior to August 15, 1983, including Contingent Annuitant benefits and Spouse's death benefits being paid as of that date, were increased by 7%. The minimum increase payable hereunder shall be $10 per month.

          (c) Commencing January 1, 1987, the amount of all Retirement Benefits being paid to Participants who retired prior to June 15, 1987, including Contingent Annuitant benefits and Spouse's death benefits being paid as of that date, were increased by 5%. The minimum increase payable hereunder shall be $10 per month.

          (d) Commencing July 1, 1992, the amount of all Retirement Benefits being paid to Participants who retired under the Plan between July 1, 1987 and June 30, 1992, including Contingent Annuitant benefits and Spouse's death benefits being paid as of that date were increased by 4%. Commencing July 1, 1992, the amount of all Retirement Benefits being paid to Participants who retired under the Plan prior to July 1, 1987, including Contingent Annuitant benefits and Spouse's death benefits being paid as of that date, were increased by 8%.

               The minimum increase hereunder shall be $10 per month.

8.9       Direct Rollover Provision.
          (a) This Section 8.9 shall apply to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 8.9, a distributee may elect, at the time and in the manner prescribed by the Retirement Board to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

           (b)  Definitions.
               (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or the joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten or more years; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

               (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
                     Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (iii) Distributee:  A distributee includes an Employee or former
                     Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the Spouse or former
                     Spouse.
               (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                 ARTICLE IX
                                RETIREMENT BOARD


9.1 Responsibility for Plan and Trust Administration. The Employer shall save the sole authority to appoint and remove the Trustee, any investment manager which may be provided for under the Trust, and to amend or terminate, in whole or in part this Plan or the Trust. The Employer, through its Retirement Board, shall have the responsibility for the administration of this Plan, which is specifically described in this Plan and the related Trust Agreement. The Employer shall be the "named fiduciary" for purposes of the Code and ERISA.

9.2 Retirement Board. The Plan shall be administered by the Employer through the Retirement Board which is appointed by the Board of Trustees. The Retirement Board shall consist of five or more members who are officers of any Participating Employer or any affiliate or subsidiary and who are appointed by and serve at the pleasure of the Board of Trustees. Any member of the Retirement Board may resign by delivering his written resignation to the Board and the Secretary of the Retirement Board.

9.3 Agents of the Retirement Board. The Retirement Board may delegate specific responsibilities to other persons as the Retirement Board shall determine. The Retirement Board may authorize one or more of their number, or any agent, to execute or deliver any instrument or to make any payment in their behalf. The Retirement Board may employ and rely on the advice of counsel, accountants, the Actuary, and such other persons as may be necessary in administering the Plan.

9.4 Retirement Board Procedures. The Retirement Board may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Retirement Board shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Retirement Board shall be entitled to rely upon information furnished by a Participant, Spouse or Beneficiary, the Employer, the legal counsel of the Employer, the Actuary, or the Trustee.

          The Retirement Board may act at a meeting or in writing without a meeting. The Retirement Board shall elect one of its members as chairman, appoint a secretary, who may or may not be a Retirement Board member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer, the Trustee or the Actuary. The Retirement Board may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Retirement Board shall be made by the vote of the majority including actions in writing taken without a meeting.

9.5 Administrative Powers of the Retirement Board. The Retirement Board may from time to time establish rules for the administration of the Plan. Except as otherwise herein expressly provided, the Retirement Board will have the exclusive right and discretionary authority, to the fullest extent provided by law, to interpret the Plan and decide any matters arising hereunder in the administration and operation of the Plan, and any interpretations or decisions so made will be conclusive and binding on all persons having an interest in the Plan; provided, however, that all such interpretations and decisions will be applied in a uniform and non-discriminatory manner to all Employees. The Retirement Board shall have no right to modify any provisions of the Plan as herein set forth.

9.6 Benefit Claims Procedures. All claims for benefits under the Plan shall be in writing and shall be submitted to the Retirement Board member designated as Retirement Board Secretary by the Retirement Board. If any application for payment of a benefit under the Plan shall be denied, the Retirement Board shall notify the claimant within 90 days of such application setting forth the specific reasons therefore and shall afford such claimant a reasonable opportunity for a full and fair review of the decision denying his claim. If special circumstances require an extension of time for processing the claim, the individual will be furnished with a written notice of the extension prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Retirement Board expects to render its decision.

          Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

          (a)  reference to pertinent provisions of the Plan;

          (b) such additional information as may be relevant to the denial of the claim;

          (c)  an explanation of the claims review procedure; and

          (d) notice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.

          Within 60 days following notice of denial of his claim, upon written request made by any claimant for a review of such denial to the Retirement Board Secretary, the Retirement Board shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant.

          The Retirement Board shall render a decision within 60 days after the claimant's request for review and shall advise said claimant in writing of its decision on such review, specifying its reasons and identifying appropriate provisions of the Plan. If special circumstances require an extension of time for processing, a decision will be rendered as soon as possible, but not later than 120 days after receipt of a request for the review. If the extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision is not furnished within such time, the claim shall be deemed denied on review. The decision on review shall be in writing and shall include specific reasons for the decision, written to the best of the Retirement Board's ability in a manner calculated to be understood by the claimant without legal or actuarial counsel, as well as specific references to the pertinent Plan provisions on which the decision is based. In the event of continued disagreement, the claimant may thereafter appeal to the Employer, whose decision is final.

9.7 Certification of Benefits. Subject to the provisions of this Plan, it will be the duty of the Retirement Board to compute and certify to the Trustees the amount of Retirement Benefit payable hereunder to any Participant, Spouse, Beneficiary or Contingent Annuitant.

9.8 Designation of Actuary. The Retirement Board will designate an Actuary to make all actuarial calculations required in connection with the Plan.

9.9 Reliance on Reports and Certificates. The Employer (or the Retirement Board if so designated by the Employer) will be entitled to rely conclusively upon all tables, valuations, certificates, opinions, and reports which may be furnished by the Actuary, or any accountant, controller, counsel, or other person who is employed or engaged for such purposes and shall exercise the authority and responsibility as it deems appropriate to comply with all of the legal and governmental regulations affecting this Plan.

9.10 Other Retirement Board Powers and Duties. The Retirement Board shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

          (a) to prescribe written procedures to be followed by Participants, Spouses, Contingent Annuitants and Beneficiaries filing applications for benefits;

          (b) to prepare and distribute, in such manner as the Retirement Board determines to be appropriate, information explaining the Plan;

          (c) to receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

          (d) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

          (e) to receive and review the periodic valuation of the Plan made by the Actuary; and

          (f) to receive, review and keep on file (as it deems convenient or proper) reports of benefit payments by the Trustee and reports of disbursements for expenses directed by the Retirement Board.

          The Retirement Board shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a retirement benefit under the Plan.

9.11 Compensation of Retirement Board. No member of the Retirement Board who is an Employee will receive any compensation for his services as such, but will be reimbursed for reasonable expenses incident to the performance of such services. The reimbursement of expenses shall be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund.

9.12 Member's Own Participation. No member of the Retirement Board may act, vote, or otherwise influence a decision of the Retirement Board specifically relating to his own participation under the Plan.

9.13 Liability of Retirement Board Members. No member of the Retirement Board will be liable for any act of omission or commission except as provided by federal law.

9.14 Indemnification. The Board of Trustees of the Employer, the Retirement Board and the individual members thereof shall be indemnified by the Employer and not the Trust Fund against any and all expenses, costs, and liabilities arising by reason of any act or failure to act, unless such act or failure to act is judicially determined to be gross negligence or willful misconduct.

                                     ARTICLE X
                            FUNDING AND CONTRIBUTIONS


10.1 Establishment of Fund. The Fund shall be held and administered by the Trustee in accordance with the terms of the Trust. The Fund shall hold all contributions made by the Employer and earnings and other income attributable thereto. All benefits payable under the Plan shall be disbursed from the Fund.

10.2 Contributions to the Fund; Plan Expenses. The Employer will contribute to the Fund such sums and at such times as may be determined by the Board in accordance with the funding method and policy to be established by the Board which are consistent with Plan objectives. The Board, in consultation with the Actuary and the Retirement Board, shall have the right to change the method of funding, subject only to any contractual restrictions of the existing method of funding. Forfeitures arising from termination of service will be used to reduce Employer contributions and will not be applied to increase any benefits under the Plan. Except as provided in
          Section 10.3 and Article XII, all contributions when made to the Fund and all property and assets of the Fund, including income from investments and from all other sources, will be retained for the exclusive benefit of Participants, Spouses, Contingent Annuitants and Beneficiaries included in the Plan and will be used to pay benefits provided hereunder or to pay expenses of administration of the Plan and the Fund to the extent not paid by the Employer.

10.3 Contributions Conditional. Each Employer contribution to the Plan is expressly conditioned on its deductibility. If any Employer contribution is deemed to be nondeductible or made by the Employer by a mistake of fact, such contribution shall be returned to the Employer within one year of the date of the disallowance of such deduction or the date the contribution was made to the Fund, respectively.

10.4 Employee Contributions. No Employee will be required or permitted to make any contributions under this Plan.

                                ARTICLE XI
                           FIDUCIARY RESPONSIBILITIES


11.1 Basic Responsibilities. Any Fiduciary under the Plan, whether specifically designated or not, shall:

          (a) discharge all duties solely in the interest of Participants, Spouses, Contingent Annuitants and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses under the Plan;

          (b) discharge his responsibilities with the care, skill, prudence, and diligence a prudent man would use in similar circumstances; and

          (c)  conform with the provisions of the Plan.

          No person who is ineligible by law will be permitted to serve as Fiduciary.

11.2      Actions of Fiduciaries.  Any Fiduciary:

          (a) may serve in more than one fiduciary capacity with respect to the Plan;

          (b) may employ one or more persons to render advice with regard to or to carry out any responsibility that such Fiduciary has under the Plan; and

          (c) may rely upon any discretion, information, or action of any other Fiduciary, acting within the scope of its responsibilities under the Plan, as being proper under the Plan.

11.3 Fiduciary Liability. No Fiduciary shall be personally liable for any losses resulting from his action except as provided by federal law. Each Fiduciary shall have only the authority and duties which are specifically allocated to him, shall be responsible for the proper exercise of his own authority and duties, and shall not be responsible for any act or failure to act of any other Fiduciary.

                                  ARTICLE XII
                            AMENDMENT AND TERMINATION


12.1 Right to Amend or Terminate. The Employer, with the written approval of the Board, reserves the right to amend, modify, suspend, or terminate the Plan in whole or in part at any time. No amendment will be effective unless the Plan, as so amended, is for the exclusive benefit of Participants, Spouses, Contingent Annuitants and Beneficiaries, and no amendment will deprive any Participant without his consent of any benefit to which he was previously entitled, provided that any and all amendments may be made which are necessary to maintain the qualification of the Plan under the Code and provided further that such amendments may be retroactively effective. The Plan shall not be automatically terminated by any Employer's acquisition by or merger or consolidation into any other corporation. In the event of a reorganization, consolidation, dissolution or merger of an Employer, the Plan can be continued by the successor, and in such event the successor shall be substituted for such Employer and shall assume all of the Plan liabilities and all of the powers, duties and responsibilities of such Employer under the Plan.

12.2 Partial Termination. Upon a partial termination of the Plan with respect to a group of Participants, as determined by a ruling of the Internal Revenue Service as to which all rights to appeal have expired, the Employer shall direct the Actuary to determine the proportionate share of the assets for Participants affected by such partial termination. After such proportionate share has been determined, the Trustees shall segregate the assets of the Fund allocable to such group of Participants for payment of benefits in accordance with the provisions of Section 12.3.

12.3 Vesting and Distribution of Funds Upon Termination. Upon termination of the Plan by the Employer, in whole or in part, all affected Participants will become fully vested and entitled to their Accrued Benefits under the Plan. In such event, the assets in the Fund (or the portion of the Fund determined in accordance with Section 12.2) will be allocated pursuant to Regulations as follows:

          (a) There shall first be credited to each Participant who was receiving retirement income or who was eligible to receive retirement income at least three years prior to the date of Plan termination and to each Spouse and Beneficiary who was receiving retirement income or who was eligible to receive retirement income at least three years prior to the date of Plan termination an amount which will provide for him the amount of retirement income then accrued to him under the Plan, but not in excess of the benefit insured by the Pension Benefit Guaranty Corporation.

          (b) There shall next be credited to each Participant who was receiving retirement income or who was eligible to receive retirement income on the date of Plan termination and to each Spouse and Beneficiary who was receiving retirement income or who was eligible to receive retirement income on the date of Plan termination an amount which will provide for him the amount of retirement income then accrued to him under the Plan, but not in excess of the benefit insured by the Pension Benefit Guaranty Corporation.

          (c) There shall next be credited to each other Participant who, on the date on which the Plan shall terminate, is eligible for Retirement Benefits in accordance with Article VI an amount which will provide for him the amount of the retirement income then accrued to him under the Plan, but not in excess of the benefit insured by the Pension Benefit Guaranty Corporation.

          (d) There shall next be credited to each other Participant who would be entitled to additional retirement income in accordance with
               (a), (b), and (c) above, were such additional income not in excess of the amount insured by the Pension Benefit Guaranty Corporation, an amount which will provide for him the amount of retirement income then accrued to him under the Plan.

          (e) There shall next be credited to each other Participant an amount which will provide for him the amount of retirement income then accrued to him under the Plan.

          Allocation in any of the above classes shall be adjusted for any allocation made to the same Participant under a prior class.

12.4      Determination of Funds Upon Termination.
          (a) The application of the Fund on the foregoing basis shall be calculated as of the date on which the Plan shall terminate. When the calculation shall be completed, the respective interest in the Fund will be distributed to or on behalf of the respective Participants, Spouses and Beneficiaries under the Plan in the order stated in Section 12.3 only after the Employer has sent written notice to the Trustee, that all of the applicable requirements governing the termination of qualified retirement plans have been, or are being complied with or that appropriate authorizations, waivers, exemptions or variances have been, or are being, obtained.

          (b) If the assets in the Fund on the date the Plan is terminated are not sufficient to provide in full the amounts required within classes (a), (b), (c), and (d) of Section 12.3, any benefit in excess of $10,000 paid within a 12-month period during the 36-month period immediately preceding the date of termination of the Plan to a Participant, Spouse or Beneficiary who owns
               10% or more of the outstanding voting stock of any Employer may be deemed a part of the Fund for purposes of allocation.

          (c) If the assets are not sufficient to provide in full for the amounts required for a class in the order listed in Section 12.3, the balance of the assets shall be allocated to each member of a class in the proportion which his amount bears to the total amount in such class.

          (d) Distribution upon termination of the Plan may be in the form of an annuity contract, cash, or securities or other assets in kind as determined by the Retirement Board in a uniform nondiscriminatory manner and applicable to all Participants.

          (e) Any funds remaining after the satisfaction of all liabilities to Participants, Spouses and Beneficiaries under the Plan shall be returned to the Employer.

12.5 Restriction on Benefits. In the event of plan termination, the benefit of any highly compensated employee as defined in Code Section 414(q) and highly compensated former employee is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

12.6 Right to Accrued Benefits. Any other provision of the Plan notwithstanding, upon termination or partial termination of the Plan, the right of each Participant to benefits accrued to the date of such termination or partial termination to the extent then funded or to the extent guaranteed by the Pension Benefit Guaranty Corporation shall be nonforfeitable.

                                   ARTICLE XIII
                               GENERAL PROVISIONS


13.1 Plan Voluntary. Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, this Plan is entirely voluntary on the part of each Employer and the continuance of this Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of any Employer, and no Employer guarantees or promises to pay or to cause to be paid any of the benefits provided by this Plan. Each person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Fund for any such payment or benefit and shall not have any right, claim, or demand therefore against any Employer, except as provided by federal law. The Plan shall not be deemed to constitute a contract between any Employer and any Employee or to be a consideration for, or an inducement for, the employment of any Employee by any Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any Employer or to interfere with the right of any Employer to discharge or to terminate the service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

13.2 Payments to Minor and Incompetents. If any Participant, Spouse or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Retirement Board or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Retirement Board may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

13.3 Non-Alienation of Benefits. No amount payable to, or held under the Plan for the account of, any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the Plan for the account of, any Participant be in any manner liable for his debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach, except as may be provided under a qualified domestic relations order as defined in Code Section 414(p).

          The Retirement Board shall establish a procedure to determine the status of a judgement, decree or order as a qualified domestic relations order and to administer Plan distributions in accordance with qualified domestic relations orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in Code Section 414(p), shall permit an alternate payee to designate a representative for receipt of communications from the Retirement Board and shall include such other provisions as the Retirement Board shall determine, including provisions describing the interest rate to be used in making present value determinations as well as provisions required under regulations promulgated by the Secretary of the Treasury.

13.4 Evidence of Survival. If the Retirement Board, or the Trustees with the assistance of the Retirement Board, cannot make payment of any amount to, or on behalf of, a Participant within five years after such amount becomes payable because the identity or whereabouts of such Participant cannot be ascertained, the Retirement Board, at the end of such five-year period, may direct that all unpaid amounts which would have been payable to or on behalf of such Participant be paid to the legal Spouse of the Participant if found and living at such time, or if such legal Spouse cannot be found or is not living at such time, in equal shares to such of the children of the Participant who can be found and are living at such time, or if none of such children can be found or if none are living at such time, to such other relative or relatives of the Participant as the Retirement Board may deem proper.

13.5 Use of Masculine and Feminine; Singular and Plural. Wherever used in this Plan, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

13.6 Merger, Consolidation, or Transfer. In the event that the Plan is merged or consolidated with any other plan, or should the assets or liabilities of the Plan be transferred to any other plan, each Participant shall be entitled to a benefit immediately after such merger, consolidation, or transfer if the Plan should then terminate equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer if the Plan had then terminated.

13.7 Leased Employees. Any individual who performs services for the Employer and who, by application of Code Section 414(n)(2) and regulations issued pursuant thereto, would be considered a "leased employee", shall, for purposes of the requirements enumerated in Code
          Section 414(n)(3), be considered an Employee of the Employer with regard to services performed after December 31, 1986.

          When the total of all leased employees constitutes less than 20% of the Employer's non-highly compensated work force within the meaning of Code Section 414(n)(5)(c)(ii), however, a "leased employee" shall not be considered an Employee of the Employer if the organization from which the individual is leased maintains a qualified safe harbor plan (as defined in Code Section 414(n)(5)) in which such individual participates.

          "Leased employees" who are deemed to be Employees of the Employer for purposes of this Section 13.7 shall not be eligible to participate in the Plan unless specifically provided for in Article II.

13.8 Construction of Agreement. This Plan shall be administered, construed, and enforced according to the laws of the Commonwealth of Massachusetts; provided, however, wherever applicable, the provisions of ERISA shall govern and in such event the laws of the United States of America shall be applied and to the extent necessary, its courts shall have competent jurisdiction.

                                    ARTICLE XIV
                            TOP-HEAVY PLAN PROVISIONS


14.1 General Rule. For any Plan Year for which this Plan is a "top-heavy plan" as defined in Section 14.5, any other provisions of the Plan to the contrary notwithstanding, the Plan shall be subject to the following provisions:

          (a)  The vesting provisions of Section 14.2.
          (b)  The minimum benefit provisions of Section 14.3.
          (c)  The limitation on benefits set by Section 14.4.

14.2 Vesting Provisions. Each Participant who (i) has completed at least an Hour of Service during any Plan Year in which the Plan is top-heavy and (ii) has completed the number of Years of Vesting Service specified in the following table, shall have a nonforfeitable right to the percentage of his Accrued Benefit specified as follows:


                                      Nonforfeitable Percentage
          Years of Vesting Service        of Accrued Benefit

             Less than 1                          0%
             1 but less than                    220%
             2 but less than                    340%
             3 but less than                    460%
             4 but less than                    580%
             5 or more                          100%

          If the Plan ceases to be "top-heavy", each Participant with three or more Years of Service, whether or not consecutive, shall have the right to elect to remain under the vesting schedule hereunder or to have the vesting provisions of Section 6.2 be applicable. Each such Participant shall have the right to elect the applicable schedule within 60 days after the day the Participant is issued written notice by the Retirement Board, or as otherwise provided in accordance with regulations issued under the provision of the Code, relating to changes in the vesting schedule.

          For all other Participants, the vesting provisions of Section 6.2 shall be applicable once the Plan ceases to be "top heavy". This provision shall not cause a Participant's vested percentage to be reduced.

14.3 Minimum Benefit Provisions. Each Participant who (i) is a "non-key employee" (as defined in Section 14.7) and (ii) has completed 1,000 Hours of Service in any Plan Year shall be entitled to an annual retirement income equal to 2% of the Participant's average annual Compensation in the "testing period" multiplied by his Years of Service during which the Plan is top heavy, up to a maximum of 20%. For purposes of this Section 14.3, "testing period" means the period of five consecutive Years of Vesting Service during which the Participant had the highest aggregate Earnings, provided that Earnings for any Plan Year after the close of the Plan Year in which the Plan was last top-heavy shall be disregarded.

14.4 Limitation on Benefits. In the event that the Employer also maintains a defined contribution plan providing contributions on behalf of Participants in this Plan, one of the two following provisions shall apply:

          (a) If for the Plan Year this Plan would not be a "top-heavy plan" (as defined in Section 14.5) if "90 percent" were substituted for "60 percent," then the minimum benefit described in Section
               14.3 means the lesser of 3% of average annual Earnings in the "testing period" multiplied by the Participant's Years of Service during which the Plan is "top heavy", up to a maxi-mum of 30%.

          (b) If for the Plan Year this Plan would continue to be a "top-heavy plan" (as defined in Section 14.5) if "90 percent" were substituted for "60 percent," then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set forth in Section 3.3(b) for such Plan Year by substituting "1.0" for "1.25" in each place such figure appears, except with respect to any individual for whom there are no Employer contributions, forfeitures or voluntary contributions allocated or any accruals for such individual under the defined benefit plan.

14.5 Top-heavy Plan Definition. This Plan shall be a "top-heavy plan" for any Plan Year if, as of the determination date, the present value of the Accrued Benefits under the Plan for Participants (including former Participants) who are "key employees" (as defined in Section 14.6) exceeds 60 percent of the present value of Accrued Benefits for all Participants (excluding former "key employees"), or if this plan is required to be in an aggregation group which for such Plan Year is a "top-heavy group." For purposes of this Article XIV,

          (a) "Determination date" means for any Plan Year the last day of the immediately preceding Plan Year (except that for the first Plan Year the determination date means the last day of such Plan
               Year).

          (b) Present value of Accrued Benefits shall be determined as of the most recent valuation date that is within the 12-month period ending on the determination date and as described under the Code.

          (c) "Aggregate of the Accounts" shall mean the sum of (i) the Accounts determined as of the most recent Valuation Date that is within the 12-month period ending on the determination date, and
               (ii) the adjustment for contributions due as of the determination date, and as described in the regulations under the Code.

          (d) "Aggregation group" means the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.

               (i) The group of plans that are required to be aggregated (the "required aggregation group") includes: each plan of the Employer in which a key employee is a participant, including collectively-bargained plans; and each other plan of the Employer including collectively-bargained plans, which enables a plan in which a key employee is a participant to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of Employees who are officers, shareholders or the highly compensated or prescribing the minimum participation standards.

               (ii) The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of the Employer that is not part of the required aggregation group and that the Retirement Board certifies as constituting a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders or the highly-compensated and to meet the minimum participation standards under the Code.

          (e) "Top-heavy group" means the aggregation group, if as of the applicable determination date, the sum of the present value of the cumulative accrued benefits for "key employees" under all defined benefit plans included in the aggregation group plus the aggregate of the accounts of "key employees" under all defined contribution plans included in the aggregation group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all employees, excluding former "key employees," under all such defined benefit plans plus the aggregate accounts for all employees, under such defined contribution plans. If the aggregation group that is a top-heavy group is a required aggregation group, each plan in the group will be top-heavy. If the aggregation group that is a top-heavy group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as top-heavy. If the aggregation group is not a top-heavy group, no plan within such group will be top-heavy.

          (f) In determining whether this Plan constitutes a "top-heavy plan", the Retirement Board shall make the following adjustments in connection therewith:

               (i) When more than one plan is aggregated, the Retirement Board shall determine separately for each plan as of each plan's determination date the present value of the accrued benefits or account balance. The results shall then be aggregated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year.


              (ii) In determining the present value of the Accrued Benefit or the amount of the account of any Employee, such present value or account shall include the dollar value of the aggregate distributions made to such Employee under the applicable plan during the five-year period ending on the determination date, unless reflected in the value of the accrued benefit or account balance as of the most recent valuation date. Such amounts shall include distributions to Employees which represented the entire amount credited to their accounts under the applicable plan.

             (iii) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

                     (a)If the rollover contribution (or similar transfer) is
                        initiated by the Employee and made to or from a plan maintained another employer the plan providing the distribution shall include such distribution in the value of such account; the plan accepting the distribution shall not include such distribution in the value of such account unless the plan accepted it before December 31, 1983.

                     (b) If the rollover contribution (or similar transfer) is not initiated by the Employee or made from a plan maintained by another employer the plan accepting the distribution shall include such distribution in the present value or such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value or such account.

               (iv) Further, in making such determination, in any case where an individual is a "non-key employee" (as defined in Section 14.7) with respect to an applicable plan, but was a "key employee" with respect to such plan for any prior plan year, any Accrued Benefit and any account of such Employee shall be altogether disregarded. For this purpose, to the extent that a key employee is deemed to be a "key employee" if he met the definition thereof within any of the four preceding plan years, this provision shall apply following the end of such period of time.

               (v) Further, in making such determination, the accrued benefit of an Employee other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer and its Affiliated Employers, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

14.6 Key Employee. The term "key employee" means any Employee or former Employee who would be considered a key employee under Section 416(i)(1) of the Code excluding any individual who has not performed services for the Employer or any of its Affiliated Employers during the five-year period ending on a particular "determination date".

14.7 Non-Key Employee. The term "non-key employee" means any Employee (and any beneficiary of an Employee) who is not a "key employee". An individual who has not performed services for the Employer or any of its Affiliated Employers during the five-year period ending on a particular "determination date", however, shall not be considered a "non-key employee".


IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed, as of the 21 day of December, 1994.

                                            EASTERN UTILITIES ASSOCIATES

                                            By /s/John R. Stevens
                                               John R. Stevens
                                               President

ATTEST:
/s/ William F. O'Connor
William F. O'Connor
Secretary

(CORPORATE SEAL)


                              ADDENDUM NUMBER ONE
                                     TO THE
                           EMPLOYEES' RETIREMENT PLAN
                                       OF
            EASTERN UTILITIES ASSOCIATES AND ITS AFFILIATED COMPANIES


The provisions set forth in the Plan document shall govern participation in the Plan and the calculation of benefits. The following provisions outlined in this Addendum shall set forth the rules specifically relating to participation and benefit accruals for employees of Newport Electric Corporation who are considered Employees hereunder as a result of the merger of this Plan into the Newport Electric Corporation Pension Plan effective as of January 1, 1991. To the extent not specifically indicated otherwise in the Addendum, the provisions of the Plan shall be applicable with respect to Employees who are employed by Newport Electric Corporation.

I.       DEFINITIONS
         A.0.0 "Actuarial Equivalent" shall mean, for the purpose of determining benefits described in this Addendum Number One, a benefit of equivalent value to another benefit determined on the basis of the factors set forth in Appendix B attached hereto.

         A.1.0 "Average Monthly Earnings" shall mean, other than for the purpose of determining a Participant's Death Benefit and Termination Benefit, the average of the Employee's Monthly Earnings received for the 60 consecutive calendar months of employment, or, in the case of a Participant who becomes or continues to be employed by the Employer on or after January
                1, 1987, the 36 consecutive calendar months of employment, of his greatest compensation in the 120-month period immediately preceding his retirement or any earlier date on which he becomes entitled to an immediate or deferred benefit under the Plan, excluding from such five or three year period, as the case may be, any period of absence which does not cause a One Year Break in Service (for vesting purposes) and for which he does not receive Monthly Earnings and any period of service which is excluded from his Credited Service. In the case of a Participant who has not received Monthly Earnings for 60 (or 36, if applicable) consecutive calendar months of employment in the aforementioned 120-month period, Average Monthly Earnings means the average of his Monthly Earnings during all of his months of employment during such 120-month period, not to exceed a total of 60 (or 36, if applicable) months.

         A.1.1 "Average Annual Earnings" shall mean for purposes of determining a Participant's Death Benefit and Termination Benefit:

               (a) with respect to an Employee's service completed prior to January 1, 1972, "Average Annual Earnings" means the average of a Participant's compensation received during calendar years 1968, 1969 and 1970.

               (b) with respect to each calendar year of an Employee's Credited Service completed on and after January 1, 1972, "Average Annual Earnings" means 12 times the average of the Participant's Monthly Earnings received during the calendar year.

         A.1.2 "Death Benefit" shall mean, with respect to each Participant who has qualified for such benefit in accordance with the further provisions of this Addendum, an amount equal to the sum of (a) and (b), where it

               (a) is 2.5% of his Average Annual Earnings up to $3,000 plus 5% of his Average Annual Earnings over $3,000 for each year of Credited Service completed prior to January 1, 1972; plus

               (b) 3.75% of his Average Annual Earnings up to $6,000 plus 5% of his Average Annual Earnings over $6,000 for each year of Credited Service completed on and after January 1, 1972.

         A.1.3 "Interest". Each Participant's Death Benefit and Termination Benefit will be credited with interest at the rate of 3% until January 1, 1976, and 5% thereafter, compounded annually, from the January 1 next following the date such benefit is accrued to the first day of the month in which such benefits are withdrawn, or the Participant's date of retirement if earlier, provided, however, that if the Participant's date of retirement is his Early Retirement Date, his Death Benefit will be credited with interest to the first day of the month in which the earlier of his death or Annuity Starting Date occurs.

         A.1.4 "Monthly Earnings" shall mean an Employee's Earnings as payable on a monthly basis. If an Employee customarily completes less than 2,080 Hours of Service in a Plan Year, his Earnings for a Plan Year shall be deemed to be his Total Monthly Earnings received for the Plan Year multiplied by a fraction, the numerator of which is 2,080 and the denominator of which is his actual Hours of Service for the Plan Year, not in excess of 2,080. The Employee's Monthly Earnings shall be deemed to be 1/12th of such amount.

         A.1.5 "Termination Benefit" shall mean, with respect to each Participant who has qualified for such benefit in accordance with the further provisions of this Addendum, an amount equal to the sum of (a), (b) and (c), where it

               (a) is 2.5% of his Average Annual Earnings up to $3,000 plus 5% of his Average Annual Earnings over $3,000 for each year of Credited Service completed prior to January 1, 1972; plus

               (b) 3.75% of his Average Annual Earnings up to $6,000 plus 5% of his Average Annual Earnings over $6,000 for each year of Credited Service completed on and after January 1, 1972 and prior to January 1, 1982; plus

               (c) 3.75% of his Average Annual Earnings up to the maximum amount subject to tax under the Federal Insurance Contributions Act in each calendar year after December 31, 1981 (for calendar years commencing after December 31, 1990, the amount subject to old-age, survivors and disability insurance under the Federal Insurance Contribu-tions Act) plus 5% of his Average Annual Earnings in excess of such maximum amount during his Credited Service after December 31, 1981.

II.      SERVICE
         A.2.0 Years of Service.
               (a) One Year of Service shall be credited to an Employee for each Plan Year during which he is credited with at least 1,000 Hours of Service.

               (b) Subject to Section 2.2 of the Plan, Years of Service shall not include the following periods of employment:

                    (i) Years of Service prior to September 1, 1974, if such years would have been disregarded pursuant to the break in service rules as in effect immediately prior to such date;

                    (ii) Years of Service credited prior to January 1, 1971, unless the Employee is credited with at least three Years of Service after December 31, 1970;

                    (iii) Years of Service prior to a One Year Break in Service unless the Employee is credited with a Year of Service subsequent to his return to employment;

                    (iv) Years of Service disregarded under the terms of the Plan as in effect on December 31, 1985, with respect to a One Year Break in Service that occurred prior to January 1, 1986.

               (c) For the purposes of this Addendum, a One Year Break in Service shall mean a Plan Year during which an Employee is credited with less than 501 Hours of Service.

               (d) For the purpose of determining an Employee's eligibility to participate in the Plan, a Year of Service shall mean a "computation period" during which an Employee is credited with at least 1,000 Hours of Service. A computation period for eligibility purposes is initially the 12-month period beginning on an Employee's Employment Date. If an Employee does not complete a Year of Service during his initial computation period, then computation period shall mean the first Plan Year commencing on or after an Employee's first anniversary of employment and each Plan Year thereafter.

               (e) In the event that an Employee earns a Year of Service for eligibility purposes and incurs a One Year Break in Service, such service shall be recognized hereunder provided his Years of Service for vesting purposes for the same period are recognized pursuant to the break in service rules set forth in Section 2.2 of the Plan.

         A.2.1 Credited Service.
               (a) A Participant shall be credited with a year of Credited Service for each Plan Year in which he is credited with at least 2,080 Hours of Service.

               (b) For the purposes of determining Credited Service under this Addendum, the following periods of service will be disregarded:

                    (i) All service completed prior to the date the Employee completed One Year of Service for eligibility purposes.

                    (ii) All service disregarded in computing the Employee's Years of Service for vesting purposes.

                    (iii) Any period of lay-off from employment in excess of six months.

                    (iv) Service performed by the Employee with respect to which he received a distribution of his entire non-forfeitable Accrued Benefit in an amount not more than $3,500 upon termination of his participation in the Plan, unless the Employee had received a distribution in an amount less than the present value of his Accrued Benefit and upon again becoming a Participant, elects to repay to the Plan the full amount of his distribution with interest, and makes the full repayment, with interest at the rate prescribed by Section 411(a)(7)(C) of the Code, within 5 years of his date of reemployment.

                    (v) Service performed by the Employee with respect to which he elected to receive a distribution of his Termination Benefit which was not less than the present value of his non-forfeitable Accrued Benefit upon termination of his participation in the Plan, unless the Employee, upon again becoming a Participant, elects to repay to the Plan the full amount of his distribution with interest, and makes the repayment with interest at the rate prescribed by Section 411(a)(7)(C) of the Code, within the next 12 months.
                    (vi) Service performed by the Employee while he is in a class of employees not eligible to participate under this Plan.

               (c) If, upon termination of his participation in the Plan, an Employee elected to receive a distribution of his Termination Benefit which was less than the present value of his non-forfeitable Accrued Benefit, and he again becomes a Participant, the portion of his Accrued Benefit based on Credited Service prior to such distribution shall be multiplied by a fraction, the numerator of which is a portion of the present value of his non-forfeitable Accrued Benefit at the time of such termination of participation which was not distributed to him and the denominator of which is the Present Value of his non-forfeitable Accrued Benefit at the time of such termination of participation, unless the Employee, upon again becoming a Participant, elects to repay the Plan the full amount of his distribution with interest, and makes the repayment with interest at the rate prescribed by Section 411(a)(7)(C) of the Code before the earlier of:

                    (i) the fifth anniversary of the Participant's Reemployment Date; and

                    (ii) the date the Participant incurs five consecutive One Year Breaks in Service.

               (d) Except for the year in which an Employee initially becomes a Participant (or again becomes a Participant upon a rehire) or for the year in which a Participant retires, if a Participant completes less than 1,000 Hours of Service in a Plan Year he shall receive no Credited Service for that year. If, in the Plan Year in which an Employee initially becomes a Participant (or again becomes a Participant upon a rehire) or in which a Participant retires, a Participant completes less than 2,080 Hours of Service or, if in any other Plan Year, he completes 1,000 or more Hours of Service but less than 2,080 Hours, his Credited Service for such year shall be obtained by dividing his Hours of Service for such year by 2,080 and by rounding the resulting quotient up to the next highest tenth of a year, if such quotient is not an even multiple of a tenth of a year.

         A.3.1 Eligibility Requirements.
               (a) Any Employee of Newport Electric Corporation who is not eligible to participate in the Newport Electric Corporation Pension Plan on December 31, 1990, shall, subject to the eligibility requirements set forth in Section 2.1, become an Active Participant of the Plan. Such Employee shall not be eligible for any benefits described in this Addendum, but shall, pursuant to the foregoing provisions and the transfers provisions in Article II of the Plan, receive credit for his employment with Newport Electric Corporation.

               (b) Any Employee of Newport Electric Corporation hired on or after December 31, 1991, shall become an Active Participant of the Plan pursuant to Section 2.1 of the Plan. Such Employee shall not be subject to the provisions of this Addendum.

               (c) Notwithstanding the foregoing provisions, any Employee of Newport Electric Corporation who is a member of a collective bargaining agreement shall participate in the Plan, subject to the provisions of this Addendum and the applicable terms of the collective bargaining agreement.

               (d) Any other Employee of Newport Electric Corporation who is an Active Participant of the Newport Electric Corporation Pension Plan on December 31, 1990, shall participate in the Plan effective January 1, 1991 subject to the provisions of this Addendum and any applicable collective bargaining agreement.

         A.4.1 Transfers. In the event that an Employee of Newport Electric Corporation who is an Active Participant of the Newport Electric Corporation Pension Plan transfers employment to the Employer, such Active Participant shall cease to accrue any benefits pursuant to this Addendum and shall be eligible for and participate in the Plan pursuant to the provisions thereof; provided, however, if such Active Participant is a member of a collective bargaining unit, the terms of his participation shall be subject to the terms of the collective bargaining agreement.

         A.5.1 Normal Retirement Benefit. Subject to the minimum benefit provisions under this paragraph and the maximum benefit limitations under Section 3.3 of the Plan, the amount of monthly Retirement Benefit on the life annuity basis as described in
               Section 8.4 of the Plan to which a Participant is entitled to receive on his Normal Retirement Date is equal to:

               (a) 1.42% of the Participant's Average Monthly Earnings, multiplied by

               (b)  the Participant's years of Credited Service.

               In no event shall a Participant's Retirement Benefit be less than the Retirement Benefit he accrued under the provisions of the Newport Electric Corporation Pension Plan as in effect on December 31, 1975.

         A.6.1 Early Retirement Benefit.
               (a) An Active Participant who either has attained age 55 or has completed 30 Years of Service may retire after satisfying such requirement and prior to his Normal Retirement Date, such date being his Early Retirement Date.

               (b) If the Active Participant has attained age 62 on his Early Retirement Date, the Retirement Benefit commencing on his Early Retirement Date shall be equal to his Accrued Benefit determined as of such date.

               (c) If the Active Participant has not attained age 62 on his Early Retirement Date but has attained age 55 and the sum of his age and Years of Service equals at least 85, the Retirement Benefit commencing on his Early Retirement Date shall be equal to his Accrued Benefit determined as of such date.

               (d) If the Active Participant has completed 30 Years of Service but has not attained age 55 on his Early Retirement Date, his retirement annuity shall be deferred to commence on the first day of the month coincident with or next following the date the Participant attains his 55th birthday and shall be equal to his Accrued Benefit determined as of his Early Retirement Date. Such Participant may, however, elect to have his retirement annuity commence on the first day of any calendar month between his Early Retirement Date and the first day of the month coincident with or next following his 55th birthday in an amount of Actuarial Equivalent Value to his Accrued Benefit commencing on the first day of the month coincident with or next following his 55th birthday. Such Actuarial Equivalent Value shall be calculated on the basis of the applicable factors in the Appendix.

               (e) If the Participant has attained age 55 but has not attained age 62 on his Early Retirement Date and the sum of his age and Years of Service does not equal at least 85, his Retirement Benefit shall be deferred to commence on his Normal Retirement Date and shall be equal to his Accrued Benefit determined as of his Early Retirement Date. Such Participant may, however, elect to have his Retirement Benefit commence on the first day of any calendar month between his Early Retirement Date and his Normal Retirement Date. In the event of such election, the Participant's Retirement Benefit shall be equal to the product of (i) and
                    (ii) below; where:

                    (i) equals the monthly amount of his Accrued Benefit determined as of his Early Retirement Date, and

                    (ii) equals the percentage determined from the schedule below:

                                     Number of Years
                                   Benefit Commencement
                                   Date Precedes Normal
                                     Retirement Date            Percentage

                                          10                        75%
                                          9                         78
                                          8                         81
                                          7                         84
                                          6                         87
                                          5                         90
                                          4                         94
                                          3 or less                 100

                           If the number of years by which the commencement date of the Retirement Benefit precedes Normal Retirement Date is not an integer, the percentage is determined by linear interpolation between the percentages for the two nearer integral number of years.

               (f) Notwithstanding any provision of the Plan and this Addendum Number One to the contrary, any reduction for a participant who is eligible for an annuity under a Group Annuity Contract applied to a Participant's Retirement Benefit as a result of his early retirement hereunder shall be applied in the same manner as described in Section 4.2.

         A.7.1 Postponed Retirement Benefit. If a Participant retires on a Postponed Retirement Date, he shall be entitled to a Retirement Benefit equal to the greater of (a) and (b) below:

               (a) his Accrued Benefit determined as of his Postponed Retirement Date; and

               (b) his Accrued Benefit determined as of his Normal Retirement Date increased by an amount which is Actuarially Equivalent in value to the monthly payments he would have received during the period between his Normal and Postponed Retirement Dates.

         A.8.1 Vested Termination.
               (a) A Participant who terminates employment with all Participating Employers prior to his Early Retirement Date shall be entitled to a paid-up monthly retirement annuity commencing on the date which otherwise would be his Normal Retirement Date in the amount which can be provided with his Termination Benefit with Interest. Each such Participant will be entitled to an additional monthly annuity to be provided for such Participant on his Normal Retirement Date in such amount as is necessary to provide a total monthly annuity equal to the Participant's Accrued Benefit as of his date of termination of employment or One Year Break in Service, if sooner.

               (b)  (i)    A vested Participant shall have the right to elect
                    to receive

                           (A) a lump sum payment equal to his Termination Benefit with Interest as of the date he terminated employment, or

                           (B) a paid-up monthly retirement annuity in an amount which can be provided with his Termination Benefit with Interest in the form of the normal form of annuity described in
                                Section 8.1 of the Plan.

                           Notwithstanding the foregoing, however, an election by a married Participant of the lump sum or of an annuity in the normal form under Section 8.1(b) of the Plan shall be subject to spousal consent rules outlined in Section 8.5 of the Plan. Payment shall be made as soon as practicable following the Participant's termination of employment. An election to receive a Retirement Benefit pursuant to this paragraph shall be made within the 90-day period preceding payment and shall be made following the receipt by the Participant of the notice described in Section 8.2 of the Plan.

                    (ii) In addition to the Termination Benefit, the Participant will receive, commencing on his Normal Retirement Date, a monthly Retirement Benefit, if any, equal to his Accrued Benefit (determined as of his termination of employment or One Year Break in Service, if sooner) reduced by the Actuarial Equivalent Value of his Termination Benefit with Interest. Such Actuarial Equivalent Value shall be computed on the basis of the 1979 George B. Buck Mortality Table for males rated back one year and an interest rate of seven percent per year.

               (c) If a vested Participant either incurs a One Year Break in Service or terminates his employment, and he had not reached the age or completed the service requirement for early retirement, he may elect to receive his benefit at any time after the first day of the month coincident with or next following his 55th birthday and prior to his Normal Retirement Date and receive a monthly Retirement Benefit in an amount equal to the product of his Accrued Benefit as of his date of termination of employment multiplied by the appropriate percentage from the schedule below:

                                 Number of Years
                              Annuity Starting Date
                                 Precedes Normal
                                 Retirement Date                Percentage

                                      10                          75.0%
                                       9                          78.0
                                       8                          81.0
                                       7                          84.0
                                       6                          87.0
                                       5                          90.0
                                       4                          94.0
                                       3                          95.0
                                       2                          97.0
                                       1                          98.5
                                       0                          100.0

         A.9.1 Permanent and Total Disability Benefit.

               (a) A Participant shall be considered to be permanently and totally disabled if he is unable to engage in any gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or has lasted, or can be expected to last, for a continuous period of not less than 12 months, and shall be conditioned upon the Participant receiving disability benefits from the Social Security Administration. A Participant who has applied for disability benefits under the Social Security Act will be deemed eligible for such benefits pending disposition of his application by the Social Security Administration.

               (b) A Participant who incurs a permanent and total disability as defined in paragraph (a) above may elect to retire at any time prior to his Normal Retirement Date, with such date being known as his Disability Retirement Date.

               (c) A Participant who retires on a Disability Retirement Date shall be eligible to receive a Retirement Benefit commencing on his Normal Retirement Date. The amount of his monthly disability payments will be equal to his Accrued Benefit based on his Average Monthly Earnings and Credited Service computed as if he had continued in service until his Normal Retirement Date with Monthly Earnings equal to his last rate of Monthly Earnings immediately prior to his becoming permanently and totally disabled. In lieu of the benefit commencing on his Normal Retirement Date, the Participant may elect to receive monthly disability payments commencing on an Early Retirement Date which shall be the first day of any calendar month on or after his attainment of age 55. Such monthly amount shall be equal to his Accrued Benefit computed as if he had continued in service to his Early Retirement Date, multiplied by the applicable Early Retirement percentage for the number of years that the Annuity Starting Date precedes his Normal Retirement Date, as set forth in Paragraph A.6.1 of this Addendum. In the event of the death, prior to the commencement of disability benefit payments, a benefit shall be payable to his surviving Spouse in accordance with Paragraph A.10 of this Addendum, provided that the Participant became so disabled after his attainment of age 55 or after his completion of five Years of Service. If such deceased Participant is not survived by a Spouse or if he became permanently or totally disabled prior to age 55 and prior to five Years of Service, a Death Benefit shall be payable in accordance with Paragraph A.10(e) of this Addendum. In computing the amount of the Death Benefit, it shall be assumed that the Participant continued in service to his date of death with Monthly Earnings equal to his last rate of Monthly Earnings immediately prior to his becoming permanently and totally disabled.

         A.10.0 Pre-Retirement Death Benefits.

                (a) In the case of the death of a married Participant who (whose):

                    (i) dies while in the employ of a Participating Employer on or after August 23, 1984 after he has attained age 55 or has completed at least five Years of Service, or

                    (ii)   retired with a deferred Early Retirement Benefit, or

                    (iii) employment was terminated on or after January 1, 1976 but before August 23, 1984 after the completion of 10 Years of Service and who dies on or after January 1, 1986, or

                    (iv) employment was terminated on or after August 23, 1984 after he had become vested in his Accrued Benefit, but in each case before his Annuity Starting Date, a Spouse benefit will be payable to his surviving Spouse for life, provided that the Spouse shall have been married to the Participant during the one-year period preceding his death.

               (b) The spouse benefit shall commence on what would have been the Participant's Normal Retirement Date. However:

                    (i) if the Participant dies in active service or while accruing service under Paragraph A.9.1 of this Addendum after having met the requirements for early retirement, or after retiring early but before payments commence, or in active service on or after January 1, 1988 after completing 10 or more Years of Service, the Spouse may elect to begin receiving payments as of the first day of any month following the Participant's date of death and prior to what would have been his Normal Retirement Date; and

                    (ii) in the case of the death of any other Participant prior to attaining his Normal Retirement Date, the Spouse may elect to begin receiving payments as of the first day of any month following what would have been the Participant's 55th birthday (or following his date of death, if later) and prior to what would have been his Normal Retirement Date.

               (c)  The spouse benefit shall be equal to:

                    (i) in the case of the death of an Active Participant who is in the employ of a Participating Employer on or after January 1, 1988 and who has completed 10 Years of Service, 1/2 of the Participant's Accrued Benefit as of the date of his death, reduced by 1/8% for each month in excess of 60 that the Spouse is younger than the Participant; and

                    (ii) in the case of any other Participant, the amount of benefit the Spouse would have received if the Retirement Benefit to which the Participant was entitled at his date of death had commenced on his Normal Retirement Date in the form of a Joint and Survivor Option (with a continuation of an amount equal to 50% of the Participant's adjusted benefit to his Spouse upon death) and the Participant had died immediately thereafter, provided, however, if the Spouse elects to commence payment prior to the Participant's Normal Retirement Date, the Spouse benefit shall be determined on the basis of the amount of Retirement Benefit to which the Participant would have been entitled if he had requested benefit commencement at that earlier date, reduced in accordance with Paragraph A.6.1 or A.8.1 of this Addendum, as applicable.

                           If prior to his Annuity Starting Date a Participant has elected an optional form of retirement benefit which provides for monthly payments to his Spouse for life in an amount equal to at least 50% but not more than 100% of the monthly amount payable under the option for the life of the Participant, the Spouse benefit shall be determined on the basis of the amount of benefit the Spouse would have received if the benefit to which the Participant was entitled at his date of death had commenced on the date elected by the Spouse in the optional form of benefit elected by the Participant, if the resulting benefit provides the Spouse with a greater benefit than that provided under clause (i) or (ii) above, as the case may be.

               (d) In lieu of the monthly benefit provided under the foregoing subparagraphs of this Paragraph A.10.0, the deceased Participant's Spouse may elect to receive the amount of the Participant's Death Benefit as of the date of his death.
                    In addition, a reduced monthly benefit shall be paid to the Spouse, which shall be equal to the benefit computed under subparagraph (c) above, reduced by an annuity of Actuarial Equivalent Value to the Death Benefit. Such Actuarial Equivalent Value shall be computed on the basis of the UP-1984 Mortality Table rated back three years and interest rates specified by the Pension Benefit Guaranty Corporation as applicable to pension plans terminated as of the date of the Participant's death.

               (e) Except as provided under any optional form of annuity elected by the Participant, upon a Participant's death (for whom a Spouse benefit as described in the above subparagraphs is not in effect), his Beneficiary or his estate, if no named Beneficiary survives him, will be entitled to a payment of his Death Benefit with Interest to the first day of the month in which the earlier of his death or Retirement Date occurred, reduced by the sum of any monthly retirement payments the Participant may have received prior to his death. However, if such Partici-pant's retirement date is his Early Retirement Date, his Death Benefit will be credited with Interest to the first day of the month in which the earlier of his death or the commencement date of his retirement annuity occurred.

         A.11.0 Optional Forms of Payment.
               (a) Prior to an Annuity Starting Date, a Participant may elect, pursuant to the applicable provisions of the Plan, an optional form of payment for his Retirement Benefit as may be available under Article VIII of the Plan and this Paragraph A.11.0 of this Addendum.

               (b)  Contingent Annuitant Option.
                    (i) A Participant may elect, by submitting an election form to the Committee, to have his Retirement Benefit converted to the Actuarial Equivalent of the normal form under Section 8.1 of the Plan and paid monthly during his life with the provision that after his death, 50%, 66-2/3% or 100% of such reduced Retirement Benefit will be payable to his Contingent Annuitant during the remaining life of such Contingent Annuitant.

                    (ii) If a Participant elects the Contingent Annuitant Option and his Contingent Annuitant dies before such Participant's benefit actually commences and the Participant does not change his election in accordance with Section 8.2, his Retirement
                           Benefit shall be paid under the normal form under
                           Section 8.1.

                    (iii) If a Participant elects the Contingent Annuitant Option and dies before benefits commence to be paid to him, his Beneficiary will not be entitled to any rights or benefits under the Plan, except as provided under Article VII of the Plan or Paragraph
                           A.10.0 of this Addendum.

                    (iv) If a Participant elects the Contingent Annuitant Option and his Beneficiary dies before his death, but after the retirement of such Participant, such Participant will continue to receive the reduced Retirement Benefit payable to him in accordance with such option.

               (c) Life Annuity With 120 Monthly Guaranteed Payment Period Option. A Participant may elect, by submitting an election form to the Committee, to have his Retirement Benefit paid as a life annuity (as described in Section 8.4 of the Plan) but guaranteed for a period of 120 months, with the provision that if the Participant dies before payment of the guaranteed installments, payment of any remaining installments shall be paid to his Beneficiary. Upon the death of such Beneficiary before all remaining guaranteed payments have been made, such remaining payments shall be paid in an Actuarial Equivalent lump sum value to the estate of the Beneficiary. In the event that the Beneficiary is not an individual or if the Participant so elected, the Actuarial Equivalent lump sum value of any guaranteed payments remaining as of the Participant's date of death will be paid to the Beneficiary in lieu of the continuation of payments. If the Participant dies on or after his Normal Retirement Date, but prior to his Annuity Starting Date, his Beneficiary will be paid the present value of the (120, whichever is elected) monthly payments certain computed as of the date of death as if his Retirement Benefit were to commence to him on his date of death. If the Participant dies prior to his Normal Retirement Date or Annuity Starting Date, if earlier, his election of this option will be inoperative.

               (d) Social Security Adjustment Option. (This option may be elected only if the Participant's Annuity Starting Date precedes his 62nd birthday.)

                    (i) Under this option the Participant will receive increased retirement annuity payments payable between his Annuity Starting Date and his Social Security Commencement Date and the amount of his retirement annuity payments payable on and after his Social Security Commencement Date will be reduced, taking into consideration the benefit it is expected he will receive commencing on his Social Security Retirement Date under the Social Security Act, so as to provide level retirement benefits during his lifetime. This option may be elected only if the application of subparagraph (ii), below, results in a yearly retirement annuity which is at least $60 more than the yearly amount of Old Age Insurance Benefit used in subparagraph (ii). The Social Security Commencement Date shall be the first day of the month in which a Participant attains his 62nd birthday.

                    (ii) The increased monthly amount of retirement annuity payments payable between the Participant's Annuity Starting Date and his Social Security Commencement Date shall be equal to the sum of

                           (A) the monthly amount of retirement annuity otherwise payable to the Participant if this election were not in effect, as determined under Paragraph A.6.1 of this Addendum, and

                           (B) the percentage, determined from the table below, of the monthly amount of the Old Age Insurance Benefit which it is expected the Participant will be entitled to receive commencing on his Social Security Commence-ment Date under the Social Security Act.

            Social Security Adjustment Option Percentages

                   Age Nearest Birthday
                    on Retirement Date              Percentage
                           55                         50.7%

                           56                         55.6

                           57                         61.0

                           58                         67.1

                           59                         73.9

                           60                         81.5

                           61                         90.2

                           62                         100.0

                    (iii) The reduced monthly amount of retirement annuity payments payable on and after the Participant's Social Security Commencement Date shall be equal to the excess of

                           (A) the increase monthly amount of the retirement annuity payments payable to the Participant until his Social Security Commencement Date, and

                           (B) the monthly amount of Old Age Insurance Benefit which it is expected the Participant will be entitled to receive commencing on his Social Security Commencement Date under the Social Security Act, as assumed for the purposes of subparagraph (ii).

                                ADDENDUM NUMBER TWO
                                     TO THE
                           EMPLOYEES' RETIREMENT PLAN
                                       OF
            EASTERN UTILITIES ASSOCIATES AND ITS AFFILIATED COMPANIES


CERTAIN CHANGES WITH RESPECT TO EMPLOYEES OF NEWPORT ELECTRIC
CORPORATION WHO ARE COVERED BY THE TERMS OF A COLLECTIVE
BARGAINING AGREEMENT

The provisions set forth in the Plan document shall govern participation in the Plan and the calculation of benefits. The foregoing provisions outlined in this Addendum Number Two shall set forth certain provisions relating specifically to employees of Newport Electric Corporation (hereinafter referred to as NEC) covered by the terms of a collective bargaining agreement and who are considered Employees hereunder as a result of the merger of this Plan into the Newport Electric Corporation Pension Plan (hereinafter referred to as the NEC Plan) effective as of January 1, 1991. These provisions reflect changes agreed to in the collective bargaining agreement applicable to the period September 2, 1991 through September 1, 1993 between NEC and the Brotherhood of Utility Workers of New England, Inc. Local 335 (hereinafter referred to as the Bargaining Agreement).

B.1.0 Participation and Application of Plan Provisions. Each NEC employee covered by the terms of the Bargaining Agreement who became a Participant in the Plan on or prior to September 2, 1991, pursuant to
         Section 2.01 of the NEC Plan document, shall continue to be subject to the terms and provisions of the NEC Plan document, but as modified pursuant to Sections B.1.1 through B.1.4 below. Each NEC employee covered by the terms of the Bargaining Agreement who has not become a Participant in the Plan on or prior to September 2, 1991, pursuant to
         Section 2.01 of the NEC Plan document, shall become a Participant of the Plan pursuant to Section 2.1 of this Plan and shall be subject to all of the terms and provisions of this Plan rather than the NEC Plan document.

B.1.1    Termination Benefit.  The Termination Benefit described in Section
         A.1.5 of this Plan shall cease to accrue effective September 2, 1991 with respect to any NEC employee covered by the Bargaining Agreement. Any such employee who has accrued a Termination Benefit as of September 2, 1991 shall continue to retain such Benefit, subject to the vesting rules with respect thereto, and such accrued Termination Benefit shall be credited with interest pursuant to Section A.1.3 of this Plan.

B.1.2 Death Benefit.1 The Death Benefit described in Section A.1.2 of this Plan is eliminated effective September 2, 1991 with respect to any NEC employee covered by the Bargaining Agreement.

B.1.3 Special Rules for Contingent Annuitant Annuity.1 In the case of a NEC employee covered by the Bargaining Agreement who commences receiving benefits on or after September 2, 1991 in the form of a contingent annuity option as described in Section A.11.0(b) of this Plan and whose contingent annuitant predeceases the retired employee within one year after benefits commence, the amount payable under the contingent annuitant option shall be increased on the first of the month following the contingent annuitant's death to the amount which would have been payable to the retired employee as a single life annuity and such amount shall be payable to the retired employee for the balance of his lifetime.

B.1.4 Pre-Retirement Spouse Benefit May Commence On or After Participant's 50th Birthday. In the case of the death of a married Participant occurring after September 2, 1991 and prior to age 55, the Participant's spouse may elect to receive the pre-retirement spouse benefit described in Section 3.04 of the NEC Plan document commencing as of the first day of any month following the later of the Participant's date of death or the date the Participant would have attained age 50. In the event payment of the spouse benefit commences prior to the date the Participant would have attained age 55, the amount of the spouse benefit shall be determined as the product of (i) the amount which would have been payable to the spouse under the 50% contingent annuitant option had the Participant died at age 65 with his spouse designated as the contingent annuitant, and (ii) the factor determined according to the following table:

            Participant's Nearest Birthday
            at Time Pre-Retirement Spouse
                   Benefit Commences                  Factor

                     50                                .35
                     51                                .38
                     52                                .41
                     53                                .44
                     54                                .47

       Except as modified pursuant to this Section B.1.4, the pre-retirement spouse benefit described in the NEC Plan document shall continue to apply.

                               ADDENDUM NUMBER THREE
                                     TO THE
                           EMPLOYEES' RETIREMENT PLAN
                                       OF
            EASTERN UTILITIES ASSOCIATES AND ITS AFFILIATED COMPANIES


APPLICATION OF PLAN TO NON-UNION EMPLOYEES
OF NEWPORT ELECTRIC CORPORATION

The provisions set forth in the Plan document shall govern participation in the Plan and the calculation of benefits. The following provisions outlined in this Addendum Number Three shall set forth certain provisions relating specifically to certain non-union employees of Newport Electric Corporation (hereinafter referred to as NEC) who are considered Employees hereunder as a result of the merger of this Plan into the Newport Electric Corporation Pension Plan (hereinafter referred to as the NEC Plan) effective as of January 1, 1991. The following provisions of this Addendum Number Three are effective March 1, 1992.

C.1.0 Application of Addendum. This Addendum shall apply to all NEC Plan non-union participants except those participants on March 1, 1992 for whom, on or prior to December 31, 1996, the sum of their attained age and Years of Service (as defined in the NEC Plan document) will total at least eighty-five. A NEC Plan non-union participant to whom this Addendum does not apply shall be entitled to benefits according to the NEC Plan as in effect prior to the adoption of this Addendum.

C.1.1 Application of Plan to NEC Non-Union Participants Covered by Addendum. Effective March 1, 1992, NEC Plan non-union participants to whom this Addendum applies shall cease to accrue benefits under the terms and provisions of the NEC Plan. On or after March 1, 1992, the benefit payable with respect to NEC Plan non-union participants to whom this Addendum applies shall be determined according to (i) or
          (ii) below, whichever produces the greatest benefit:

          (a) The benefit calculated under the terms and provisions of this Plan as in effect prior to December 31, 1990 and as subsequently amended from time to time taking into consideration all of his Years of Credited Service, including Years of Credited Service recognized under the NEC Plan document for periods prior to March 1, 1992.

          (b) The benefit computed with reference to his accrued benefit as of February 28, 1992, as calculated under the terms and provisions of the NEC Plan document, plus the benefit, if any, computed with reference to the benefit accrued under the terms and provisions of this Plan with respect to Years of Credited Service after February 28, 1992.

          To the extent a benefit is computed according to the terms and provisions of the NEC Plan document or this Plan document, all terms and provisions of the document shall apply to the benefit so computed, including for example, early retirement reduction factors, actuarial equivalent factors, and rules for determining Years of Credited Service.

          Except as modified by this Addendum Number Three, the terms of the NEC Plan as in effect prior to the adoption of this Addendum shall continue to apply.


                                                     APPENDIX A

                 TABLE I - REVISED JULY 1, 1991
    EASTERN UTILITIES ASSOCIATES EMPLOYEES' RETIREMENT PLAN
             REDUCTION FACTORS FOR EARLY RETIREMENT
  TO BE USED IF PARTICIPANTS AGE PLUS SERVICE IS LESS THAN 85

                                                      APPENDIX A

                 TABLE I - REVISED JULY 1, 1991
    EASTERN UTILITIES ASSOCIATES EMPLOYEES' RETIREMENT PLAN
             REDUCTION FACTORS FOR EARLY RETIREMENT
TO BE USED IF PARTICIPANTS AGE PLUS SERVICE IS GREATER THAN OR EQUAL
TO 85

                                                         APPENDIX A

                    TABLE I - REVISED 8/1/91
                    FOR USE PRIOR TO 7/1/91
    EASTERN UTILITIES ASSOCIATES EMPLOYEES' RETIREMENT PLAN
                 REDUCTION FOR EARLY RETIREMENT

                                                         APPENDIX A

          TABLE II - OPTION 1 (EFFECTIVE AUGUST 1, 1983)
                   EASTERN UTILITIES ASSOCIATES
FACTORS TO BE APPLIED TO EMPLOYEE'S RETIREMENT INCOME TO DETERMINE INCOME UNDER CONTINGENT ANNUITANT OPTION IF 100% OF SUCH INCOME IS CONTINUED TO CONTINGENT ANNUITANT


                                              APPENDIX A

TABLE II - OPTION 1 (EFFECTIVE AUGUST 1, 1983)
                   EASTERN UTILITIES ASSOCIATES
FACTORS TO BE APPLIED TO EMPLOYEE'S RETIREMENT INCOME TO DETERMINE INCOME UNDER CONTINGENT ANNUITANT OPTION IF 50% OF SUCH INCOME IS
CONTINUED TO CONTINGENT ANNUITANT

                                                        APPENDIX B
                   NEWPORT ELECTRIC CORPORATION
                           PENSION PLAN
             TEN YEAR CERTAIN AND LIFE OPTION FACTORS

                                                   APPENDIX B
                   NEWPORT ELECTRIC CORPORATION
                           PENSION PLAN
              50% JOINT AND SURVIVOR OPTION FACTORS

                                                   APPENDIX B
                   NEWPORT ELECTRIC CORPORATION
                           PENSION PLAN
            66-2/3% JOINT AND SURVIVOR OPTION FACTORS


                                                     APPENDIX B
                   NEWPORT ELECTRIC CORPORATION

                           PENSION PLAN

              100% JOINT AND SURVIVOR OPTION FACTORS


            NEWPORT ELECTRIC CORPORATION PENSION PLAN

                  ACTUARIAL EQUIVALENT FACTORS

         FOR DETERMINING BENEFITS PAYABLE UNDER A.6.1(d)